                                (pound)50,000,000

                               FACILITY AGREEMENT

                               dated 19 July 2004

                                       for

                         ALLIED HEALTHCARE GROUP LIMITED
                                 as the Company

                       ALLIED HEALTHCARE HOLDINGS LIMITED
                            as the Original Borrower

                                   arranged by
                              BARCLAYS CAPITAL and
                               LLOYDS TSB BANK PLC

                                      with

                                BARCLAYS BANK PLC
                                 acting as Agent

                                       and

                                BARCLAYS BANK PLC
                            acting as Security Agent

                            [LINKLATERS LOGO OMITTED]

                                  Ref: LSW/JMS

                                    CONTENTS

CLAUSE                                                                    PAGE

                                    SECTION 1
                                 INTERPRETATION

1.    Definitions and interpretation.........................................1

                                    SECTION 2
                                 THE FACILITIES

                                    SECTION 3
                                   UTILISATION

5.    Utilisation...........................................................22
6.    Optional Currencies...................................................23

                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

7.    Repayment.............................................................26
8.    Prepayment and cancellation...........................................26

                                    SECTION 5
                              COSTS OF UTILISATION

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

                                    SECTION 7
                                    GUARANTEE

18.   Guarantee and indemnity...............................................43

                                    SECTION 8
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

                                    SECTION 9
                               CHANGES TO PARTIES

24.   Changes to the Lenders................................................63

                                      (i)

25.   Changes to the Obligors...............................................66

                                   SECTION 10
                               THE SECURED PARTIES

                                   SECTION 11
                                 ADMINISTRATION

                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

37.   Governing law.........................................................83
38.   Enforcement...........................................................83

                                  THE SCHEDULES
SCHEDULE                                                                  PAGE

                                      (ii)

THIS AGREEMENT is dated 19 July 2004 and made between:

(1)    ALLIED HEALTHCARE GROUP LIMITED, registration number 3890177 (the
       "COMPANY");

(2)    ALLIED HEALTHCARE HOLDINGS LIMITED, registration number 03370146 (the
       "ORIGINAL BORROWER");

(3)    ALLIED HEALTHCARE INTERNATIONAL, INC., a company incorporated in the state of New York, United States of America (the "PARENT");

(4)    THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original guarantors (together with the Company the "ORIGINAL
       GUARANTORS");

(5)    BARCLAYS CAPITAL and LLOYDS TSB BANK PLC as mandated lead arrangers
       (whether acting individually or together the "ARRANGER");

(6)    THE FINANCIAL INSTITUTIONS listed in Part II and Part III of Schedule 1 as lenders (the "ORIGINAL LENDERS");

(7)    BARCLAYS BANK PLC and LLOYDS TSB BANK PLC as ancillary lenders (each an
       "ANCILLARY LENDER");

(8)    BARCLAYS BANK PLC as agent of the other Secured Parties (the "AGENT");
       and

(9)    BARCLAYS BANK PLC as security agent for the Secured Parties (the
       "SECURITY AGENT").

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     "ACCESSION LETTER" means a document substantially in the form set out in
     Schedule 6 (Form of Accession Letter).

     "ACCOUNTING MONTH" means each period of approximately thirty days adopted by the Company for the purpose of its financial reporting in any financial year of the Company.

     "ACCOUNTING QUARTER" means each period of three Accounting Months ending on
     31 March, 30 June, 30 September and 31 December in any financial year of the Company.

     "ADDITIONAL BORROWER" means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors)

     "ADDITIONAL COST RATE" has the meaning given to it in Schedule 4 (Mandatory
     Cost formulae).

     "ADDITIONAL GUARANTOR" means a company which becomes an Additional
     Guarantor in accordance with Clause 25 (Changes to the Obligors).

     "ADDITIONAL OBLIGOR" means an Additional Borrower or an Additional
     Guarantor.

     "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding
     Company.

     "AGENT'S SPOT RATE OF EXCHANGE" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

     "ANCILLARY DOCUMENT" means each document evidencing an Ancillary Facility and designated as such by the Agent (acting on the instructions of the
     Lenders) and the Company.

     "ANCILLARY FACILITY" means any facility or financial accommodation, including any interest rate swap, cap, or other arrangement for the hedging or fixing of interest by an Obligor, required in connection with the business of the Group and entered into by an Obligor and an Ancillary
     Lender.

     "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

     "AVAILABILITY PERIOD" means:

     (a)  in relation to Facility A, the period from and including the date of this Agreement to and including the date which is one Month after the date of this Agreement; and

     (b)  in relation to Facility B, the period from and including the date of this Agreement to and including the Business Day one Month before the
          Termination Date.

     "AVAILABLE COMMITMENT" means, in relation to a Facility, a Lender's
     Commitment under that Facility minus:

     (a)  the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

     (b)  in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that
          Facility on or before the proposed Utilisation Date,

     other than, in relation to any proposed Utilisation under Facility B only, that Lender's participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that
     Facility.

     "BASE CURRENCY" or "(POUND)" means sterling.

     "BASE CURRENCY AMOUNT" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on
     the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment (other than, in relation to Facility A, a repayment arising from a change of currency), prepayment, consolidation or division of the Loan.

    "BORROWINGS" has the meaning given to it in Clause 21 (Financial covenants).

    "BORROWER" means the Original Borrower or an Additional Borrower, unless it has ceased to be a Borrower in accordance with Clause 25 (Changes for the
    Obligors)

    "BREAK COSTS" means the amount (if any) by which:

    (a)  the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

    exceeds:

    (b)  the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

    "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

    (a)  (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

    (b)  (in relation to any date for payment or purchase of euro) any TARGET
         Day.

    "CHARGED ASSETS" has the meaning given to it in the Debenture.

    "CHARGES OVER CASH COLLATERAL ACCOUNTS" means the charges granted by the
    Original Borrower in favour of Barclays Bank PLC, pursuant to Project
    Driving Range, Project Gravesend and Project Indigo in each case securing amounts deposited in designated cash collateral accounts.

    "CHARGOR" has the meaning given to it in the Debenture.

    "COMMITMENT" means a Facility A Commitment or Facility B Commitment.

    "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

    "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent.

    "DEBENTURE" means the floating security document between the Chargors and the Security Agent.

    "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the
    Finance Documents or any combination of any of the foregoing) be an Event of
    Default.

    "DOLLARS" and "US$" means the lawful currency for the time being of the
    United States of America.

    "EBIT" has the meaning given to it in Clause 21 (Financial covenants).

    "EBITA" has the meaning given to it in Clause 21 (Financial covenants).

    "EMPLOYEE PLAN" means, at any time, an "employee pension benefit plan" as defined in Section 3(2) of ERISA which is subject to Title IV of ERISA
    (other than a Multiemployer Plan) then or at any time during the previous five years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of the Parent, any Obligor or an ERISA Affiliate.

    "ENVIRONMENT" means living organisms including the ecological systems of which they form part and the following media:

    (a)  air (including air within natural or man-made structures, whether above or below ground);

    (b)  water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

    (c)  land (including land under water).

    "ENVIRONMENTAL LAW" means all laws and regulations of any relevant jurisdiction which:

    (a)  have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

    (b)  provide remedies or compensation for harm or damage to the Environment;
         or

    (c)  relate to Hazardous Substances or health and safety matters.

    "ENVIRONMENTAL LICENCE" means any Authorisation required at any time under
    Environmental Law.

    "ERISA" means the US Employee Retirement Income Security Act of 1974 (or any
    successor legislation thereto) and the regulations promulgated and rulings issued thereunder.

    "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA)
    that is a member of a controlled group of, or under common control with, any of the Parent or any Obligor, within the meaning of Section 414(b), (c), (m)
    or (o) of the Internal Revenue Code.

    "ERISA EVENT" means any of the following events:

    (a)  any reportable event, as defined in Section 4043(c) of ERISA and the regulations promulgated under it, with respect to an Employee Plan as to which the PBGC has not by regulation waived the requirement of
         Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of that event. However, a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section
         302 of ERISA by a material amount shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waiver under Section 412(d) of the Internal Revenue Code;

    (b)  the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of that Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an
         Employee Plan and an event described in paragraph (9), (10), (11), (12)
         or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to that Employee Plan within the following 30 days;

    (c)  the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan pursuant to a distress termination;

    (d)  the termination of any Employee Plan under Section 4041(c) of ERISA pursuant to a distress termination;

    (e)  the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

    (f)  the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under Section 412 of the Internal Revenue Code or Section 302 of ERISA for a material amount; or

    (g)  engagement by an Employee Plan in a non-exempt prohibited transaction within the meaning of Section 4795 of the Internal Revenue Code or
         Section 406 of ERISA for which the associated liability to the Parent, any Obligor or any ERISA Affiliate could reasonably be expected to be material.

    "EURIBOR" means, in relation to any Loan in euro:

    (a)  the applicable Screen Rate; or

    (b)  (if no Screen Rate is available for the Interest Period of that Loan)
         the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference
         Banks to leading banks in the European interbank market,

    as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

    "EURO" means the single currency of Participating Member States.

    "EVENT OF DEFAULT" means any event or circumstance specified as such in
    Clause 23 (Events of Default).

    "EXISTING FACILITIES" mean:

    (a)  the (pound)95,500,000 senior credit agreement dated 17 December 1999
         (as amended by amendment agreements dated 14 January 2000 and 27
         September 2001 and further amended and restated by a third amendment and restatement agreement dated 27 June 2002) between, among others, the Company, the Original Borrower and Barclays Bank PLC as agent and security agent; and

    (b)  the(pound)10,000,000 mezzanine credit agreement dated 17 December 1999 between the Original Borrower and the banks and financial institutions named therein as Banks.

    "FACILITY" means Facility A or Facility B.

    "FACILITY A" means the term loan facility made available under this
    Agreement as described in Clause 2 (The Facilities).

    "FACILITY A COMMITMENT" means:

    (a)  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in Part II or Part III of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

    (b)  in relation to any other Lender, the amount in the Base Currency of any
         Facility A Commitment transferred to it under this Agreement,

    to the extent not cancelled, reduced or transferred by it under this
    Agreement.

    "FACILITY A LOAN" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

    "FACILITY A REPAYMENT DATE" means the dates which are 6 months and one year after the date of this Agreement and each anniversary of those dates.

    "FACILITY B" means the revolving loan facility made available under this
    Agreement as described in Clause 2 (The Facilities).

    "FACILITY B COMMITMENT" means:

    (a)  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in Part II or Part III of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

    (b)  in relation to any other Lender, the amount in the Base Currency of any
         Facility B Commitment transferred to it under this Agreement,

    to the extent not cancelled, reduced or transferred by it under this
    Agreement.

    "FACILITY B LOAN" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

    "FACILITY OFFICE" means the office or offices notified by a Lender to the
    Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this
    Agreement.

    "FEE LETTER" means any letter or letters dated on or about the date of this
    Agreement between, as the case may be, the Arranger and the Original
    Borrower, the Agent and the Original Borrower or the Security Agent and the
    Original Borrower setting out any of the fees referred to in Clause 12
    (Fees).

    "FINANCE DOCUMENT" means this Agreement, any Fee Letter, any Accession
    Letter, any Resignation Letter, the Subordination Deed, any Ancillary
    Document and Security Document and any other document designated as such by the Agent and the Company.

    "FINANCE PARTY" means the Agent, the Security Agent, the Arranger or a
    Lender.

    "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

    (a)  moneys borrowed;

    (b)  any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

    (c)  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

    (d)  the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

    (e)  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

    (f)  any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

    (g)  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

    (h)  shares which are expressed to be redeemable;

    (i)  any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

    (j)  the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

    "FUND FLOW STATEMENT" means the chart and memorandum in the agreed form showing the payments to be made by each member of the Group and the Parent on or immediately prior to the date of this Agreement for the purpose of repaying the Existing Facilities.

    "GAAP" means:

    (a)  in respect of the Company or any person incorporated in the United
         Kingdom, generally accepted accounting principles, standards and practices in the United Kingdom; and

    (b)  in respect of the Parent or any person incorporated in the United
         States of America, generally accepted accounting principles, standards and practices in the United States of America.

    "GROUP" means the Company and its Subsidiaries for the time being.

    "GUARANTOR" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the
    Obligors).

    "HAZARDOUS SUBSTANCE" means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise)
    that may be harmful to human health or other life or the Environment or a nuisance to any person or that may make the use or ownership of any affected land or property more costly.

    "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

    "INFORMATION PACKAGE" means the information concerning the Parent and the
    Group provided to the Arranger before the date of this Agreement by or on behalf of the Group or the Parent.

    "INTEREST EXPENSE" has the meaning given to it in Clause 21 (Financial covenants).

    "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid
    Sum, each period determined in accordance with Clause 9.3 (Default interest).

    "INTERNAL REVENUE CODE" means the United States Internal Revenue Code of
    1986, as amended.

    "IRS" means the United States Internal Revenue Service.

    "LENDER" means:

    (a)  any Original Lender; and

    (b)  any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 24 (Changes to the Lenders),

    which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

    "LIABILITIES" has the meaning given to it in the Debenture.

    "LIBOR" means, in relation to any Loan:

    (a)  the applicable Screen Rate; or

    (b)  (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the
         Reference Banks to leading banks in the London interbank market,

    as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest
    Period for that Loan.

    "LMA" means the Loan Market Association.

    "LOAN" means a Facility A Loan or a Facility B Loan.

    "MAJORITY LENDERS" means:

    (a)  if there are no Loans then outstanding, a Lender or Lenders whose
         Commitments aggregate 66 2/3% or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2/3% or more of the Total Commitments immediately prior to the reduction); or

    (b)  at any other time, a Lender or Lenders whose participations in the
         Loans then outstanding aggregate 66 2/3% or more of all the Loans then outstanding.

    "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

    "MARGIN" means, in relation to a particular Interest Period, the rate per annum determined by reference to the ratio of Net Borrowings to EBITDA as shown in the most recent Compliance Certificate received by the Agent at least 5 Business Days before the Quotation Day for that Interest Period, in accordance with the following table:

    ----------------------------------------------------------------------------
    RATIO                                                        MARGIN (%P.A.)
    ----------------------------------------------------------------------------
    Greater than 2.0:1.0                                         0.90
    ----------------------------------------------------------------------------
    Greater than 1.0:1.0 but less than or equal to 2.0:1.0       0.80
    ----------------------------------------------------------------------------
    Equal to or less than 1.0:1.0                                0.70
    ----------------------------------------------------------------------------

    However:

    (a)  in the case of any Interest Period whose Quotation Day is before the fifth Business Day after the date on which the Agent has received the first Compliance Certificate under this Agreement, the Margin will be
         0.80 per cent. per annum;

    (b)  if by the fifth Business Day before the Quotation Day for an Interest
         Period the Agent has not received a Compliance Certificate (or any financial statement with which that Compliance Certificate is required by this Agreement to be delivered) due on or before that day, the
         Margin for that Interest Period will be 0.90 per cent. per annum; and

    (c)  If, on the Quotation Day for that Interest Period a Default is continuing, the Margin for that Interest Period will be 0.90 per cent.
         per annum.

    "MATERIAL ADVERSE EFFECT" means a material adverse effect on or material adverse change in the ability of the Parent or the Obligors (taken as a whole) to perform and comply with its/their payment obligations under this
    Agreement (or the ability of the Company to perform its obligations under
    Clause 21 (Financial covenants)).

    "MATERIAL SUBSIDIARY" means:

    (c)  a Subsidiary of the Company the gross assets, EBIT or turnover of which
         (consolidated where that Subsidiary itself has Subsidiaries) as at the date as at which its latest audited consolidated financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5 per cent. or more of the consolidated gross assets, EBIT or turnover of the Group (all as calculated by reference to the latest audited consolidated financial statements of the Group); or

    (d)  a Subsidiary of the Company to which has been transferred (whether in a single transaction or a series of transactions (whether related or not)) the whole or substantially the whole of the assets of a
         Subsidiary which immediately prior to such transaction(s) was a
         Material Subsidiary.

    For the purposes of this definition:

    (i)  if a Subsidiary becomes a Material Subsidiary under paragraph (b)
         above, the Material Subsidiary by which the relevant transfer was made shall, subject to paragraph (a) above, cease to be a Material
         Subsidiary; and

    (ii) if a Subsidiary is acquired by the Company after the end of the financial period to which the latest audited consolidated financial statements of the Group relate, those financial statements shall be adjusted as if that Subsidiary had been shown in them by reference to its then latest audited financial statements (consolidated if appropriate) until audited consolidated financial statements of the
         Group for the financial period in which the acquisition is made have been prepared.

    "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

    (a)  if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

    (b)  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business
         Day in that calendar month.

    The above rules will only apply to the last Month of any period.

    "MULTIEMPLOYER PLAN" means, at any time, a multiemployer plan (as defined in
    Section 4001(a)(3) of ERISA) then or at any time during the previous five years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of the Parent, any Obligor or an ERISA Affiliate.

    "NET WORTH" has the meaning given to it in Clause 21 (Financial covenants).

    "OBLIGOR" means a Borrower or a Guarantor.

    "OFF-BALANCE SHEET FUNDING" means any Financial Indebtedness not required to be recorded on the balance sheet of a company.

    "OPTIONAL CURRENCY" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to
    Optional Currencies).

    "ORIGINAL FINANCIAL STATEMENTS" means:

    (a)  in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 30 September 2003;

    (b)  in relation to each Original Obligor other than the Company, its audited financial statements for its financial year ended 30 September
         2003; and

    (c)  in relation to the Parent, its audited financial statements for its financial year ended 30 September 2003

    "ORIGINAL OBLIGOR" means the Original Borrower or an Original Guarantor.

    "PARENT GROUP" means the Parent and the Group.

                                       10

    "PARTICIPATING MEMBER STATE" means any member state of the European
    Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

    "PARTY" means a party to this Agreement.

    "PBGC" means the Pension Benefit Guaranty Corporation of the USA established pursuant to Section 4002 of ERISA or any entity succeeding to all or any of its functions under ERISA.

    "PERMITTED ACQUISITION" means:

    (a)  the acquisition by a member of the Group of any share or asset sold, leased, transferred or otherwise disposed of by another member of the
         Group in circumstances constituting a Permitted Disposal;

    (b)  an acquisition of any business or all of the issued share capital of a limited liability company if:

         (i)    no Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

         (ii)   the acquired company or business is incorporated or established, and carries on its principal business, in the United Kingdom;

         (iii)  the acquired company or business carries on, or is, a business substantially the same as that carried on by the Group;

         (iv)

                (A)  the consideration (including associated costs and expenses)
                     for the acquisition and any Financial Indebtedness
                     remaining in the acquired company or business at the date
                     of acquisition (when aggregated with the consideration
                     (including associated costs and expenses) for any other
                     acquisition permitted under this paragraph (b) and any
                     Financial Indebtedness remaining in any such acquired
                     companies or businesses at the time of acquisition) does
                     not:

                     (i)    in any single acquisition exceed(pound)2,000,000;
                            and

                     (ii)   in any financial year of the Company exceed in
                            aggregate(pound)10,000,000,

                     (or its equivalent in another currency or currencies); or

                (B)  the consideration (including associated costs and expenses)
                     for the acquisition and any Financial Indebtedness
                     remaining in the acquired company or business at the date
                     of acquisition (when aggregated with the consideration
                     (including associated costs and expenses) for any other
                     acquisition permitted under this paragraph (b) and any
                     Financial Indebtedness remaining in any such acquired
                     companies or businesses at the time of acquisition) is
                     funded by a subscription for shares in the Company; and

                                       11

         (v)    the business acquired is EBITA positive.

    "PERMITTED DISPOSAL" means the sale, lease, transfer or other disposal:

    (a)  on arm's length terms of trading stock by any member of the Group in the ordinary course of trading of the disposing entity;

    (b)  arising as a result of any Permitted Security;

    (c)  of obsolete or redundant vehicles, plant and equipment for cash and on arm's length terms and which, in the reasonable opinion of the member of the Group making the sale, transfer or disposal, are not required for the efficient operation of its business;

    (d)  on arm's length terms of assets in exchange for other assets comparable or superior as to type, value and quality; or

    (e)  where the consideration receivable (when aggregated with the consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (a) to (d) above), does not exceed (pound)1,000,000 (or its equivalent in another currency or currencies) in any financial year of the Company.

    "PERMITTED GUARANTEE" means:

    (a)  any guarantee arising under the Finance Documents;

    (b)  any guarantee issued by a member of the Group in respect of the obligations of another member of the Group expressly referred to in
         Schedule 12 (Permitted Loans and Permitted Guarantees);

    (c)  any guarantee issued by a member of the Group on arm's length terms and in the ordinary course of its trading, not in respect of Financial
         Indebtedness;

    (d)  any customary indemnity to a purchaser in relation to a Permitted
         Disposal;

    (e)  any guarantee in respect of a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances for members of the Group, provided that the arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and the arrangement does not give rise to Security over the assets of Obligors in support of liabilities of members of the Group which are not
         Obligors;

    (f)  any guarantee issued by an Obligor in relation to the Financial
         Indebtedness of a member of the Group which is not an Obligor provided that the aggregate principal amount guaranteed at any time does not, when aggregated with:

         (i)  the amount of any loans outstanding at that time which are permitted under paragraph (k) of the definition of Permitted
              Loans; and

         (i)  the aggregate consideration payable for the sale, lease, transfer or other disposal of assets permitted to be sold, leased,
              transferred or otherwise disposed of under paragraph (j) of the definition of Permitted Disposals,

         exceed(pound)1,000,000 (or its equivalent in another currency or currencies); or

                                       12

    (g)  any guarantee not falling within paragraphs (a) to (f) above where the aggregate liability (whether actual or contingent) of members of the
         Group under all such guarantees does not at any time exceed
         (pound)1,000,000 (or its equivalent in another currency or currencies).

    "PERMITTED LOAN" means:

    (a)  any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

    (b)  a loan made by a member of the Group to another member of the Group expressly referred to in Schedule 12 (Permitted Loans and Permitted
         Guarantees);

    (c)  a loan made by a member of the Group in the ordinary course of business to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not at any time exceed
         (pound)250,000 (or its equivalent in another currency or currencies);

    (d)  any loan not falling within paragraphs (a) to (d) above the aggregate principal amount of which at any time does not, when aggregated with the aggregate principal amount of the Financial Indebtedness under any such loans and the aggregate liability (whether actual or contingent)
         of any guarantees at that time which are permitted under paragraph (f)
         of the definition of Permitted Guarantee, exceed (pound)1,000,000 (or its equivalent in another currency or currencies).

    "PERMITTED SECURITY" means:

    (a)  any Security listed in Schedule 9 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

    (b)  any netting or set-off arrangement entered into by any member of the
         Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

    (c)  any lien arising by operation of law and in the ordinary course of trading provided that such lien is discharged within 30 days or arising;

    (d)  any Security over or affecting any asset acquired by a member of the
         Group after the date of this Agreement if:

         (i)    the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

         (ii)   the principal amount secured has not been increased in
                contemplation of or since the acquisition of that asset by a member of the Group; and

         (iii)  the Security is removed or discharged within 3 months of the date of acquisition of such asset;

    (e)  any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the
         Security is created prior to the date on which that company becomes a member of the Group, if:

                                       13

         (i)    the Security was not created in contemplation of the acquisition of that company;

         (ii)   the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

         (iii)  the Security is removed or discharged within 3 months of that company becoming a member of the Group;

    (f)  the Security created pursuant to any Security Document;

    (g)  any Security arising under or evidenced by the Charges over Cash
         Collateral Accounts; or

    (h)  any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (a) to (g) above) does not exceed
         (pound)1,000,000 (or its equivalent in another currency or currencies).

    "PROJECT DRIVING RANGE" means the transaction relating to the acquisition of all the shares in Balfor Medical Limited by the Original Borrower.

    "PROJECT GRAVESEND" means the transaction relating to the acquisition of all the shares in Crystalglen Limited by the Original Borrower.

    "PROJECT INDIGO" means the transaction relating to the acquisition of all the shares in Staffing Enterprise Limited and Staffing Enterprise (PSV)
    Limited by the Original Borrower.

    "QUALIFYING LENDER" has the meaning given to it in Clause 13 (Tax gross-up and indemnities).

    "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

    (a)  (if the currency is sterling) the first day of that period;

    (b)  (if the currency is euro) two TARGET Days before the first day of that period; or

    (c)  (for any other currency) two Business Days before the first day of that period.

    "REFERENCE BANKS" means in relation to LIBOR and EURIBOR and Mandatory Cost the principal London offices of Barclays Bank PLC and Lloyds TSB Bank plc or such other banks as may be appointed by the Agent in consultation with the
    Company.

    "RELEVANT INTERBANK MARKET" means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

    "RELEVANT PERIOD" has the meaning given to it in Clause 21 (Financial covenants).

    "REPAYMENT INSTALMENT" means each instalment for repayment of the Facility A
    Loan specified in Clause 7.1 (Repayment of Facility A Loans.

    "REPEATING REPRESENTATIONS" means each of the representations set out in
    Clauses 19.1 (Status), 19.2 (Binding obligations), 19.3 (Non-conflict with other obligations), 19.4 (Power and authority), 19.6 (Governing law and enforcement), 19.9 (No default), 19.11 (Financial statements), 19.12 (Pari passu ranking), 19.13 (No proceedings pending or threatened) and 19.14
    (Title).

                                       14

    "RESERVATIONS" means:

    (a)  the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court;

    (b)  the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

    (c)  the time barring of claims under the Limitation Acts;

    (d)  the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void;

    (e)  defences of set-off or counterclaim and similar principles; and

    (f)  any other general principles of law limiting the obligations of an
         Obligor or the Parent which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or
         Clause 25 (Changes to the Obligors).

    "RESIGNATION NOTICE" means a letter substantially in the form set out in
    Schedule 13 (Form of Resignation Notice).

    "ROLLOVER LOAN" means one or more Facility B Loans:

    (a)  made or to be made on the same day that one or more maturing Facility B
         Loans is or are due to be repaid;

    (b)  the aggregate amount of which is equal to or less than the maturing
         Facility B Loan(s) (unless it is more than the maturing Facility B
         Loan(s) solely because it arose as a result of the operation of Clause
         6.2 (Unavailability of a currency));

    (c)  in the same currency as the maturing Facility B Loan(s) (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

    (d)  made or to be made to the same Borrower for the purpose of refinancing the maturing Facility B Loan(s).

    "SCREEN RATE" means:

    (a)  in relation to LIBOR, the British Bankers Association Interest
         Settlement Rate for the relevant currency and period; and

    (b)  in relation to EURIBOR, the percentage rate per annum determined by the
         Banking Federation of the European Union for the relevant period,

    displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the
    Company and the Lenders.

    "SECURED PARTY" means a Finance Party or an Ancillary Lender.

    "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

                                       15

    "SECURITY DOCUMENT" means the Debenture and any other security document that may at any time be given as security for any of the Liabilities pursuant to or in connection with any Finance Document.

    "SECURITY PROPERTY" has the meaning given to it in Schedule 7 (Security agency provisions).

    "SELECTION NOTICE" means a notice substantially in the form set out in Part
    II of Schedule 3 (Requests) given in accordance with Clause 10 (Interest
    Periods) in relation to Facility A.

    "SPECIFIED TIME" means a time determined in accordance with Schedule 10
    (Timetables).

    "SUBORDINATION DEED" means the subordination document between the Borrower, the Parent and the Agent dated on or about the date of this Agreement.

    "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the
    Companies Act 1985 and, for the purpose of Clause 21 (Financial covenants)
    and in relation to financial statements of the Group, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

    "TARGET" means Trans-European Automated Real-time Gross Settlement Express
    Transfer payment system.

    "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

    "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

    "TAXES ACT" means the Income and Corporation Taxes Act 1988.

    "TERMINATION DATE" means the date which is 5 years after the date of this
    Agreement.

    "TOTAL COMMITMENTS" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being (pound)50,000,000 at the date of this Agreement.

    "TOTAL FACILITY A COMMITMENTS" means the aggregate of the Facility A
    Commitments, being (pound)30,000,000 at the date of this Agreement.

    "TOTAL FACILITY B COMMITMENTS" means the aggregate of the Facility B
    Commitments, being (pound)20,000,000 at the date of this Agreement.

    "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

    "TRANSFER DATE" means, in relation to a transfer, the later of:

    (a)  the proposed Transfer Date specified in the Transfer Certificate; and

    (b)  the date on which the Agent executes the Transfer Certificate.

    "UNPAID SUM" means any sum due and payable but unpaid by the Parent or an
    Obligor under the Finance Documents.

    "UTILISATION" means a utilisation of a Facility.

                                       16

    "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

    "UTILISATION REQUEST" means a notice substantially in the form set out in
    Part I of Schedule 3 (Requests).

    "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2 CONSTRUCTION

(a) Unless a contrary indication appears, any reference in this Agreement to:

    (i)    the "AGENT", the "ARRANGER", any "FINANCE PARTY", any "SECURED
           PARTY", any "LENDER", any "OBLIGOR", any "PARTY" or the "SECURITY
           AGENT" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

    (ii)   "ASSETS" includes present and future properties, revenues and rights of every description;

    (iii)  "BARCLAYS CAPITAL" means the investment banking division of Barclays
           Bank PLC;

    (iv)   a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

    (v)    "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

    (vi)   a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

    (vii)  a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

    (viii) a provision of law is a reference to that provision as amended or re-enacted; and

    (ix)   a time of day is a reference to London time.

(b) Section, Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Finance
    Document or in any notice given under or in connection with any Finance
    Document has the same meaning in that Finance Document or notice as in this
    Agreement.

(d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3 THIRD PARTY RIGHTS

(a) Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third
    Parties) Act 1999 to enforce or to enjoy the benefit of any term of this
    Agreement.

                                       18

(b) Notwithstanding any term of any Finance Document, the consent of any person who is not Party is not required to rescind or vary this agreement at any time.

                                       18

                                    SECTION 2

                                 THE FACILITIES

2.   THE FACILITIES

2.1  THE FACILITIES

     Subject to the terms of this Agreement, the Lenders make available to the
     Borrowers:

     (a)  a multicurrency term loan facility in an aggregate amount equal to the
          Total Facility A Commitments; and

     (b)  a multicurrency revolving loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2  ANCILLARY FACILITIES

     (a)  Ancillary Facilities may be agreed from time to time between an
          Ancillary Lender and an Obligor, and the Ancillary Lenders are under no obligation to make available or provide an Ancillary Facility until the terms and conditions of such Ancillary Facility have been agreed.

     (b)  The Ancillary Lenders will on request by the Agent provide details of all amounts outstanding under any Ancillary Facility to the Agent, and the Obligors consent to this information being provided.

2.3  SECURED PARTIES' RIGHTS AND OBLIGATIONS

(a)  The obligations of each Secured Party under the Finance Documents are several. Failure by a Secured Party to perform its obligations under the
     Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Secured Party is responsible for the obligations of any other Secured Party under the Finance Documents.

(b)  The rights of each Secured Party under or in connection with the Finance
     Documents are separate and independent rights and any debt arising under the Finance Documents to a Secured Party from the Parent or an Obligor shall be a separate and independent debt.

(c)  A Secured Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4  OBLIGORS' AGENT

(a)  Each Obligor (other than the Company) irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorities:

     (i)   the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Secured Parties and to give and receive all notices, consents and instructions
           (including Utilisation Requests), to agree, accept and execute on its behalf all documents in connection with the Finance Documents
           (including amendments and variations of and consents under any
           Finance Document) and to execute any new Finance Document and to take such other action as may be necessary or desirable under or in connection with the Finance Documents; and

     (ii)  each Secured Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company.

                                       19

(b)  Each Obligor (other than the Company) confirms that:

     (i)     it will be bound by any action taken by the Company under or in connection with the Finance Document; and

     (ii)    each Secured Party may rely on any action purported to be
             taken by the Company on behalf of that Obligor.

2.5  ACTS OF THE COMPANY

(a)  The respective liabilities of each of the Obligors under the Finance
     Documents shall not be in any way affected by:

     (i)    any actual or purported irregularity in any act done, or failure to act, by the Company;

     (ii)   the Company acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

     (iii)  any actual or purported failure by, or inability of, the Company to inform any Obligor of receipt by it of any notification under the
            Finance Documents.

(a)  In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

3.   PURPOSE

3.1  PURPOSE

     Each Borrower shall apply all amounts borrowed by it under the Facilities for:

     (a)  its general corporate purposes;

     (b)  to refinance the Existing Facilities; and

     (c)  Permitted Acquisitions.

3.2  MONITORING

     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.   CONDITIONS OF UTILISATION

4.1  INITIAL CONDITIONS PRECEDENT

     No Borrower may deliver a Utilisation Request unless the Agent has received
     (or waived receipt of) all of the documents and other evidence listed in
     Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the
     Lenders promptly upon being so satisfied.

4.2  FURTHER CONDITIONS PRECEDENT

(a)  The Lenders will only be obliged to comply with Clause 5.4 (Lenders'
     participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

     (i)    in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other
            Loan, no Default is continuing or would result from the proposed
            Loan; and

                                       20

     (ii)   the Repeating Representations to be made by the Parent and each
            Obligor are true in all material respects.

(b)  The Lenders will only be obliged to comply with Clause 6.3 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating
     Representations to be made by the Parent and each Obligor are true in all material respects.

4.3  CONDITION SUBSEQUENT

     Within 30 days of the date of this Agreement the Company will provide to the Agent the Original Financial Statements for each of the Original
     Obligors.

4.4  CONDITIONS RELATING TO OPTIONAL CURRENCIES

(a)  A currency will constitute an Optional Currency in relation to a Loan if:

     (i)    it is readily available in the amount required and freely
            convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

     (ii)   it is US Dollars or euro or has been approved by the Agent (such approval not to be unreasonably withheld) on or prior to receipt by the Agent of the relevant Utilisation Request or Selection Notice for that Loan.

(b)  If by the Specified Time the Agent has received a written request from the
     Company for a currency to be approved under paragraph (a)(ii) above, the
     Agent will notify the Lenders of that request by the Specified Time. Based on any responses received by the Agent by the Specified Time, the Agent will confirm to the Company by the Specified Time:

     (i)    whether or not the Lenders have granted their approval; and

     (ii)   if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.5  MAXIMUM NUMBER OF LOANS

(a)  A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Loans would be outstanding.

(b)  A Borrower may not request that a Facility A Loan be divided if, as a result of the proposed division, more than 10 Loans would be outstanding.

(c)  Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.5.

                                       21

                                    SECTION 3

                                   UTILISATION

5.   UTILISATION

5.1  DELIVERY OF A UTILISATION REQUEST

     A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2  COMPLETION OF A UTILISATION REQUEST

(a)  Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

     (i)    it identifies the Facility to be utilised;

     (ii)   the proposed Utilisation Date is a Business Day within the
            Availability Period applicable to that Facility;

     (iii)  the currency and amount of the Utilisation comply with Clause 5.3
            (Currency and amount);

     (iv)   the proposed Interest Period complies with Clause 10 (Interest
            Periods); and

     (v)    it specifies the account and bank (which must be in the principal financial centre of the country of the currency of the Utilisation or, in the case of euro, the principal financial centre of a
            Participating Member State in which banks are open for general business on that day or London) to which the proceeds of the
            Utilisation are to be credited.

(b)  Only one Loan may be requested in each Utilisation Request.

5.3  CURRENCY AND AMOUNT

(a)  The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)  The amount of the proposed Loan must be:

     (i)    if the currency selected is the Base Currency, a minimum
            of(pound)1,000,000 or, if less, the Available Facility;

     (ii)   if the currency selected is US Dollars, a minimum of US$1,500,000 or, if less, the Available Facility;

     (iii)  if the currency selected is euro, a minimum of euro 1,500,000 or, if less, the Available Facility; or

     (iv)   if the currency selected is an Optional Currency other than US
            Dollars or euro, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of
            Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

     (v)    in any event such that its Base Currency Amount is less than or equal to the Available Facility.

                                       22

5.4  LENDERS' PARTICIPATION

(a)  If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)  The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)  The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.   OPTIONAL CURRENCIES

6.1  SELECTION OF CURRENCY

(a)  A Borrower shall select the currency of a Loan:

     (i)    (in the case of an initial Utilisation) in a Utilisation Request;
            and

     (ii)   (afterwards in relation to a Facility A Loan made to it) in a
            Selection Notice.

(b)  If a Borrower fails to issue a Selection Notice in relation to a Facility A
     Loan, it shall be deemed to have requested that the Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

(c)  If a Borrower issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Agent shall promptly notify that Borrower and the
     Lenders and the Loan will remain in the existing currency (with Interest
     Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

6.2  UNAVAILABILITY OF A CURRENCY

      If before the Specified Time on any Quotation Day:

      (a)   a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

      (b)   a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

      the Agent will give notice to the relevant Borrower to that effect by the
      Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the
      Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest
      Period.

                                       23

6.3  CHANGE OF CURRENCY

(a)  If a Facility A Loan is to be denominated in different currencies during two successive Interest Periods:

     (i)   if the currency for the second Interest Period is an Optional
           Currency, the amount of the Loan in that Optional Currency will be calculated by the Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Loan at the Agent's Spot Rate of
           Exchange at the Specified Time;

     (ii)  if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be equal to the Base Currency Amount;

     (iii) (unless the Agent and the relevant Borrower agree otherwise in accordance with paragraph (b) below) the Borrower that has borrowed the Loan shall repay it on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period;
           and

     (iv)  (subject to Clause 4.2 (Further conditions precedent)) the Lenders shall re-advance the Loan in the new currency in accordance with
           Clause 6.5 (Agent's calculations).

(b)  If the Agent and the Borrower that has borrowed the Facility A Loan agree, the Agent shall:

     (i)   apply the amount paid to it by the Lenders pursuant to paragraph
           (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Facility A
           Loan is outstanding for the first Interest Period; and

     (ii)  use the amount it purchases in or towards satisfaction of the relevant Borrower's obligations under paragraph (a)(iii) above.

(c)  If the amount purchased by the Agent pursuant to paragraph (b)(i) above is less than the amount required to be repaid by the relevant Borrower, the
     Agent shall promptly notify that Borrower and that Borrower shall, on the last day of the first Interest Period, pay an amount to the Agent (in the currency of the outstanding Facility A Loan for the first Interest Period)
     equal to the difference.

(d)  If any part of the amount paid to the Agent by the Lenders pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that
     Borrower and pay that Borrower, on the last day of the first Interest
     Period, that part of that amount (in the new currency).

6.4  SAME OPTIONAL CURRENCY DURING SUCCESSIVE INTEREST PERIODS

(a)  If a Facility A Loan is to be denominated in the same Optional Currency during two successive Interest Periods, the Agent shall calculate the amount of the Facility A Loan in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Facility A Loan at the Agent's
     Spot Rate of Exchange at the Specified Time) and (subject to paragraph (b)
     below):

     (i)   if the amount calculated is less than the existing amount of that
           Facility A Loan in the Optional Currency during the first Interest
           Period, promptly notify the Borrower that has borrowed the Facility A
           Loan and that Borrower shall pay, on the last day of the first
           Interest Period, an amount equal to the difference; or

                                       24

     (ii)  if the amount calculated is more than the existing amount of that
           Facility A Loan in the Optional Currency during the first Interest
           Period, promptly notify each Lender and, if no Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

(b)  If the calculation made by the Agent pursuant to paragraph (a) above shows that the amount of the Facility A Loan in the Optional Currency for the
     second of those Interest Periods converted into the Base Currency at the
     Agent's Spot Rate of Exchange used in calculating the Base Currency Amount of that Loan has increased or decreased by less than 5 per cent. compared to its Base Currency Amount (taking into account any payments made pursuant to paragraph (a) above), no notification shall be made by the Agent and no payment shall be required under paragraph (a) above.

6.5  AGENT'S CALCULATIONS

(a)  All calculations made by the Agent pursuant to this Clause 6 will take into account any repayment, prepayment, consolidation or division of Facility A
     Loans to be made on the last day of the first Interest Period.

(b)  Each Lender's participation in a Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.4 (Lenders'
     participation).

                                       25

                                    SECTION 4

                     REPAYMENT, PREPAYMENT AND CANCELLATION

7.   REPAYMENT

7.1  REPAYMENT OF FACILITY A LOANS

(a)  The Facility A Loans outstanding at the end of the Availability Period for
     Facility A shall be repaid by each Borrower that has drawn a Facility A
     Loan in 10 equal six monthly instalments. One instalment shall fall due on each Facility A Repayment Date.

(b)  No Borrower may reborrow any part of Facility A which is repaid.

(c)  All Facility A Loans then outstanding will be repaid on the Termination
     Date.

7.2  REPAYMENT OF FACILITY B LOANS

(a)  Each Borrower which has drawn a Facility B Loan repay that Loan on the last day of its Interest Period.

(b)  All Facility B Loans then outstanding will be repaid on the Termination
     Date.

8.   PREPAYMENT AND CANCELLATION

8.1  ILLEGALITY

     If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

     (a)   that Lender shall promptly notify the Agent upon becoming aware of that event;

     (b)   upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

     (c)   each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each
           Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2  CHANGE OF CONTROL

(a)  If any person, or persons acting in concert, acquire(s) control of:

     (i)   the Parent;

     (ii)  the Company; or

     (iii) any Borrower,

     then:

     (iv)  the Company shall promptly notify the Agent upon becoming aware of that event;

     (v)   a Lender shall not be obliged to fund a Utilisation (except for a
           Rollover Loan); and

     (vi)  if a Lender so requires and notifies the Agent, the Agent shall, by not less than 30 days' notice to the Company, cancel the Commitment of that Lender and declare the

                                       26

           participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance
           Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)  For the purpose of paragraph (a) above:

     (i)   "CONTROL" has the meaning given to it in section 416(2) of the Taxes
           Act; and

     (ii)  "ACTING IN CONCERT" has the meaning given to it in the City Code on
           Takeovers and Mergers.

8.3  DISPOSAL

(a)  In this Clause 8.3 "NET DISPOSAL PROCEEDS" means any amount received by a member of the Group as consideration for a Permitted Disposal of an asset to a person which is not a member of the Group, including the amount of any intercompany loan repaid or prepaid to continuing members of the Group, less:

     (i)   all Taxes paid or reasonably estimated by the Company to be payable
           (certified by the Company to the Agent) as a result of that disposal;
           and

     (ii)  all reasonable costs and expenses incurred by members of the Group in connection with the disposal, receipt or recovery.

(b)  Other than Permitted Disposals where the asset disposed of is based in the
     United Kingdom and is reinvested within 6 months of the date of disposal, the Original Borrower shall procure the application of an amount equal to the net disposal proceeds in respect of any Permitted Disposals in repayment of the Facilities in accordance with this Clause 8.3 promptly upon receipt of the same by any Group member.

(c)  Any prepayment made under this Clause 8.3 must be made:

     (i)   on or before the last day of the Interest Period of the Loan to be prepaid in which the disposal occurred; or

     (ii)  where the Company has notified the Agent that an asset the subject of a disposal is to be replaced by another asset based in the United
           Kingdom for use in the business of the Group and no reinvestment is made within 6 months of the date of the disposal, on or before the last day of the Interest Period of the Loan to be prepaid in which the period of 6 months ended.

(d)  Any prepayment made under this Clause 8.3 must be applied towards:

     (i)   first, prepayment of Loans under Facility A (in reverse chronological order); and

     (ii)  second, prepayment of Loans under Facility B.

(e)  Any prepayment of Facility B made under this Clause 8.3 will result in the cancellation of the Available Facility with respect to Facility B by the amount of that prepayment.

8.4  VOLUNTARY CANCELLATION

     The Company may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum

                                       27

     amount of (pound)500,000 and an integral multiple of (pound)250,000) of an
     Available Facility. Any cancellation under this Clause 8.3 shall reduce the
     Commitments of the Lenders rateably under that Facility.

8.5  VOLUNTARY PREPAYMENT OF FACILITY A LOANS

(a)  The Borrower to which a Facility A Loan has been made may, if it gives the
     Agent not less than 5 Business Days' (or such shorter period as the
     Majority Lenders may agree) prior notice, prepay the whole or any part of any Facility A Loan (but, if in part, being an amount that reduces the Base
     Currency Amount of the Facility A Loan by a minimum amount of
     (pound)500,000 and an integral multiple of (pound)250,000).

(b)  A Facility A Loan may only be prepaid after the last day of the
     Availability Period (or, if earlier, the day on which the applicable
     Available Facility is zero).

(c)  Any prepayment under this Clause 8.5 shall satisfy the obligations under
     Clause 7.1 (Repayment of Facility A Loans) pro rata.

8.6  VOLUNTARY PREPAYMENT OF FACILITY B LOANS

     The Borrower to which a Facility B Loan has been made may, if it gives the
     Agent not less than 5 Business Days' (or such shorter period as the
     Majority Lenders may agree) prior notice, prepay the whole or any part of a
     Facility B Loan (but if in part, being an amount that reduces the Base
     Currency Amount of the Facility B Loan by a minimum amount of
     (pound)500,000 and an integral multiple of (pound)250,000).

8.7  RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER

(a)  If:

     (i)   any sum payable to any Lender by the Parent or an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

     (ii)  any Lender claims indemnification from the Original Borrower under
           Clause 13.3 (Tax indemnity) or Clause 14 (Increased costs),

     the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the
     Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b)  On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)  On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

8.8  RESTRICTIONS

(a)  Any notice of cancellation or prepayment given by any Party under this
     Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

                                       28

(b)  Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)  No Borrower may reborrow any part of Facility A which is prepaid.

(d)  Unless a contrary indication appears in this Agreement, any part of
     Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(e)  No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)  No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)  If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

                                       29

                                    SECTION 5

                              COSTS OF UTILISATION

9.   INTEREST

9.1  CALCULATION OF INTEREST

     The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

     (a)   Margin;

     (b)   LIBOR or, in relation to any Loan in euro, EURIBOR; and

     (c)   Mandatory Cost, if any.

9.2  PAYMENT OF INTEREST

     The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest
     Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

9.3  DEFAULT INTEREST

(a)  If the Parent or an Obligor fails to pay any amount payable by it under a
     Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 1 per cent and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Parent or the
     Obligor on demand by the Agent.

(b)  If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that
     Loan:

     (i)   the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest
           Period relating to that Loan; and

     (ii)  the rate of interest applying to the overdue amount during that first
           Interest Period shall be the sum of 1 per cent and the rate which would have applied if the overdue amount had not become due.

(c)  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4  NOTIFICATION OF RATES OF INTEREST

     The Agent shall promptly notify the Lenders and the Company of the determination of a rate of interest under this Agreement.

                                       30

10.    INTEREST PERIODS

10.1   SELECTION OF INTEREST PERIODS

(a)    A Borrower may select an Interest Period for a Loan in the Utilisation
       Request for that Loan or (if the Loan has already been borrowed) in a
       Selection Notice.

(b)    Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower to which that Facility A Loan was made not later than the Specified Time.

(c)    If a Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 10.2 (Changes to Interest Periods), be one Month.

(d)    Subject to this Clause 10, a Borrower may select an Interest Period of 1,
       2, 3 or 6 Months or any other period agreed between that Borrower and the
       Agent (acting on the instructions of all the Lenders). In addition a
       Borrower may select an Interest Period of less than one Month (in relation to Facility A), if necessary to ensure that there are sufficient
       Facility A Loans (with an aggregate Base Currency Amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A Repayment Date for that Borrower to make the
       Repayment Instalment due on that date.

(e)    An Interest Period for a Loan shall not extend beyond the Termination
       Date applicable to its Facility.

(f)    Each Interest Period for a Facility A Loan shall start on the Utilisation
       Date or (if already made) on the last day of its preceding Interest
       Period.

(g)    A Facility B Loan has one Interest Period only.

10.2   CHANGES TO INTEREST PERIODS

(a)    Prior to determining the interest rate for a Facility A Loan, the Agent may shorten an Interest Period for any Facility A Loan to ensure there are sufficient Facility A Loans with an Interest Period ending on a
       Facility A Repayment Date for the Borrower of that Facility A Loan to make the Repayment Instalment due on that Facility A Repayment Date.

(b)    If the Agent makes any of the changes to an Interest Period referred to in this Clause 10.2, it shall promptly notify the relevant Borrower and the Lenders.

10.3   NON-BUSINESS DAYS

       If an Interest Period would otherwise end on a day which is not a
       Business Day, that Interest Period will instead end on the next Business
       Day in that calendar month (if there is one) or the preceding Business
       Day (if there is not).

10.4   CONSOLIDATION AND DIVISION OF FACILITY A LOANS

(a)    Subject to paragraph (b) below, if two or more Interest Periods:

       (i)    relate to Facility A Loans in the same currency;

       (ii)   end on the same date; and

       (iii)  are made to the same Borrower,

                                       31

       those Facility A Loans will, unless that Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period.

(b)    Subject to Clause 4.5 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if a Borrower requests in a Selection Notice that a Facility
       A Loan be divided into two or more Facility A Loans, that Facility A Loan will, on the last day of its Interest Period, be so divided with Base
       Currency Amounts specified in that Selection Notice, being an aggregate
       Base Currency Amount equal to the Base Currency Amount of the Facility A
       Loan immediately before its division.

11.    CHANGES TO THE CALCULATION OF INTEREST

11.1   ABSENCE OF QUOTATIONS

       Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable,
       EURIBOR is to be determined by reference to the Reference Banks but a
       Reference Bank does not supply a quotation by the Specified Time on the
       Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2   MARKET DISRUPTION

(a)    If a Market Disruption Event occurs in relation to a Loan for any
       Interest Period, then the rate of interest on each Lender's share of that
       Loan for the Interest Period shall be the rate per annum which is the sum of:

       (i)    the Margin;

       (ii)   the rate notified to the Agent by that Lender as soon as
              practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

       (iii)  the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)    In this Agreement "Market Disruption Event" means:

       (i)    at or about noon on the Quotation Day for the relevant Interest
              Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine
              LIBOR or, if applicable, EURIBOR for Sterling for the relevant
              Interest Period; or

       (ii)   before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a
              Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of
              LIBOR or, if applicable, EURIBOR .

11.3   ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a)    If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

                                       32

(b)    Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all
       Parties.

11.4   BREAK COSTS

(a)    Each Borrower shall, within three Business Days of demand by a Finance
       Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid
       Sum.

(b)    Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.    FEES

12.1   COMMITMENT FEE

(a)    The Original Borrower shall pay to the Agent (for the account of each
       Lender) a fee in the Base Currency computed at the rate of 45 per cent.
       per annum of the applicable Margin on that Lender's Available Commitment under each Facility for the Availability Period applicable to that
       Facility.

(b)    The accrued commitment fee is payable:

       (i)    in respect of Facility A, on the last day of the Availability
              Period and, if Facility A is cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective; and

       (ii)   in respect of Facility B, on the last day of each successive period of three Months which ends during the Availability Period for Facility B, on the last day of the Availability Period for
              Facility B and, if Facility B is cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2   ARRANGEMENT FEE

              The Original Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3   AGENCY FEE

              The Original Borrower shall pay to the Agent (for its own account)
              an agency fee in the amount and at the times agreed in a Fee
              Letter.

12.4   SECURITY AGENCY FEE

       The Original Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a
       Fee Letter.

                                       33

                                    SECTION 6

                         ADDITIONAL PAYMENT OBLIGATIONS

13.    TAX GROSS UP AND INDEMNITIES

13.1   DEFINITIONS

(a)    In this Agreement:

       "PROTECTED PARTY" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

       "QUALIFYING LENDER" means:

       (i)   a Lender (other than a Lender within sub-paragraph (ii) below)
             which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

              (A)   a Lender:

                    1.     which is a bank (as defined for the purpose of
                           section 349 of the Taxes Act) making an advance under
                           a Finance Document; or

                    2.     in respect of an advance made under a Finance
                           Document by a person that was a bank (as defined for
                           the purpose of section 349 of the Taxes Act) at the
                           time that that advance was made,

                    and which is within the charge to United Kingdom
                    corporation tax as respects any payments of interest made
                    in respect of that advance; or

              (B)   a Lender which is:

                    1.     a company resident in the United Kingdom for United
                           Kingdom tax purposes;

                    2.     a partnership each member of which is:

                           (i)   a company so resident in the United Kingdom; or

                           (ii)  a company not so resident in the United Kingdom
                                 which carries on a trade in the United Kingdom
                                 through a permanent establishment and which
                                 brings into account in computing its chargeable
                                 profits (for the purposes of section 11(2) of
                                 the Taxes Act) the whole of any share of
                                 interest payable in respect of that advance
                                 that falls to it by reason of sections 114 and
                                 115 of the Taxes Act;

                    3.     a company not so resident in the United Kingdom which
                           carries on a trade in the United Kingdom through a
                           permanent establishment and which brings into account
                           interest payable in respect of that advance in
                           computing the chargeable profits (for the purposes of
                           section 11(2) of the Taxes Act) of that company; or

                                       34

              (C)   a Treaty Lender; or

       (ii)   a building society (as defined for the purpose of section 477A of the Taxes Act).

       "TAX CONFIRMATION" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

       (i)    a company resident in the United Kingdom for United Kingdom tax purposes; or

       (ii)   a partnership each member of which is:

              (A)    a company so resident in the United Kingdom; or

              (B)    a company not so resident in the United Kingdom which
                     carries on a trade in the United Kingdom through a
                     permanent establishment and which brings into account in
                     computing its chargeable profits (for the purposes of
                     section 11(2) of the Taxes Act) the whole of any share of
                     interest payable in respect of that advance that falls to
                     it by reason of sections 114 and 115 of the Taxes Act; or

       (iii)  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company.

       "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

       "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

       "TAX PAYMENT" means either the increase in a payment made by the Parent or an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

       "TREATY LENDER" means a Lender which:

       (i)    is treated as a resident of a Treaty State for the purposes of the
              Treaty;

       (ii)   does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loans is effectively connected; and

       (iii)  fulfils any conditions which must be fulfilled under the double taxation agreement for residents of that Treaty State to obtain exemption from United Kingdom taxation on interest.

       "TREATY STATE" means a jurisdiction having a double taxation agreement (a
       "TREATY") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

       "UK NON-BANK LENDER" means:

       (i)    where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part III of Schedule 1 (The
              Original Parties); and

                                       35

       (ii)   where a Lender becomes a Party after the day on which this
              Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate which it executes on becoming a Party.

(b)    Unless a contrary indication appears, in this Clause 13 a reference to
       "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2   TAX GROSS-UP

(a)    The Parent and each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)    The Company shall promptly upon becoming aware that the Parent or an
       Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.
       Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and the Parent or that Obligor.

(c)    If a Tax Deduction is required by law to be made by the Parent or an
       Obligor, the amount of the payment due from the Parent or that Obligor shall be increased to an amount which (after making any Tax Deduction)
       leaves an amount equal to the payment which would have been due if no Tax
       Deduction had been required.

(d)    The Parent or an Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

       (i)    the payment could have been made to the relevant Lender without a
              Tax Deduction if it was a Qualifying Lender, but on that date that
              Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

       (ii)

              (A)    the relevant Lender is a Qualifying Lender solely under
                     sub-paragraph (i)(B) of the definition of Qualifying
                     Lender;

              (B)    the Board of the Inland Revenue has given (and not revoked)
                     a direction (a "DIRECTION") under section 349C of the Taxes
                     Act (as that provision has effect on the date on which the relevant Lender became a Party) which relates to that
                     payment and that Lender has received from the Parent, that
                     Obligor or the Company a certified copy of that Direction;
                     and

              (C)    the payment could have been made to the Lender without any
                     Tax Deduction in the absence of that Direction; or

       (iii)  the relevant Lender is a Qualifying Lender solely under sub-paragraph (i)(B) of the definition of Qualifying Lender and it has not, other than by reason of any change after the date of this
              Agreement in (or in the interpretation, administration or
              application of)

                                       36

              any law or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to the Company; or

       (iv)   the relevant Lender is a Treaty Lender and the Parent or the
              Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g)
              below.

(e)    If the Parent or an Obligor is required to make a Tax Deduction, the
       Parent or that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)    Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Parent or the Obligor making that Tax Deduction shall deliver to the Agent for the Finance
       Party entitled to the payment evidence reasonably satisfactory to that
       Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)    A Treaty Lender and the Parent or each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the Parent or that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(h)    A UK Non-Bank Lender which becomes a Party on the day on which this
       Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement.

(i)    A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax
       Confirmation.

13.3   TAX INDEMNITY

(a)    The Original Borrower shall (within three Business Days of demand by the
       Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)    Paragraph (a) above shall not apply:

       (i)    with respect to any Tax assessed on a Finance Party:

              (A)    under the law of the jurisdiction in which that Finance
                     Party is incorporated or, if different, the jurisdiction
                     (or jurisdictions) in which that Finance Party is treated
                     as resident for tax purposes; or

              (B)    under the law of the jurisdiction in which that Finance
                     Party's Facility Office is located in respect of amounts
                     received or receivable in that jurisdiction,

       if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

       (ii)   to the extent a loss, liability or cost:

              (A)   is compensated for by an increased payment under Clause 13.2
                    (Tax gross-up); or

                                       37

              (B)   would have been compensated for by an increased payment
                    under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of
                    Clause 13.2 (Tax gross-up) applied.

(c)    A Protected Party making, or intending to make, a claim under paragraph
       (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)    A Protected Party shall, on receiving a payment from the Parent or an
       Obligor under this Clause 13.3, notify the Agent.

13.4   TAX CREDIT

       If the Parent or an Obligor makes a Tax Payment and the relevant Finance
       Party (acting in good faith) determines that:

       (a)    a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

       (b)    that Finance Party has obtained, utilised and retained that Tax
              Credit,

       the Finance Party shall pay an amount to the Parent or the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Parent or the Obligor.

13.5   STAMP TAXES

       The Original Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, stamp duty land tax, registration and other similar Taxes payable in respect of any
       Finance Document.

13.6   VALUE ADDED TAX

(a)    All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any
       VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any
       Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance
       Party shall promptly provide an appropriate VAT invoice to such Party).

(b)    If VAT is chargeable on any supply made by any Finance Party (the
       "SUPPLIER") to any other Finance Party (the "RECIPIENT") under a Finance
       Document, and any Party (the "RELEVANT PARTY") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the
       Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount)
       an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the
       VAT chargeable on that supply.

                                       38

(c)    Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses.

14.    INCREASED COSTS

14.1   INCREASED COSTS

(a)    Subject to Clause 14.3 (Exceptions) the Original Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a
       Finance Party the amount of any Increased Costs incurred by that Finance
       Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application
       of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)    In this Agreement "INCREASED COSTS" means:

       (i)    a reduction in the rate of return from the Facility or on a
              Finance Party's (or its Affiliate's) overall capital;

       (ii)   an additional or increased cost; or

       (iii)  a reduction of any amount due and payable under any Finance
              Document,

       which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2 INCREASED COST CLAIMS

(a)    A Finance Party intending to make a claim pursuant to Clause 14.1
       (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)    Each Finance Party shall, as soon as practicable after a demand by the
       Agent, provide a certificate confirming the amount of its Increased
       Costs.

14.3 EXCEPTIONS

(a)    Clause 14.1 (Increased costs) does not apply to the extent any Increased
       Cost is:

       (i)    attributable to a Tax Deduction required by law to be made by the
              Parent or an Obligor;

       (ii)   compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b)
              of Clause 13.3 (Tax indemnity) applied);

       (iii)  compensated for by the payment of the Mandatory Cost; or

       (iv)   attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)    In this Clause 14.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 13.1 (Definitions).

                                       39

15.  OTHER INDEMNITIES

15.1 CURRENCY INDEMNITY

(a)    If any sum due from the Parent or an Obligor under the Finance Documents
       (a "SUM"), or any order, judgment or award given or made in relation to a
       Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY")
       for the purpose of:

     (i)    making or filing a claim or proof against the Parent or that
            Obligor;

     (ii)   obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

     the Parent or that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that
     Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second
     Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)  The Parent and each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2 OTHER INDEMNITIES

     The Original Borrower shall (or shall procure that the Parent or an
     Obligor will), within three Business Days of demand, indemnify each
     Finance Party against any cost, loss or liability incurred by that Finance
     Party as a result of:

     (a)    the occurrence of any Event of Default;

     (b)    a failure by the Parent or an Obligor to pay any amount due under a
            Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

     (c)    funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this
            Agreement (other than by reason of default or negligence by that
            Finance Party alone); or

     (d)    a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

15.3 INDEMNITY TO THE AGENT AND THE SECURITY AGENT

     The Original Borrower shall promptly indemnify the Agent and the Security
     Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

     (a)    investigating any event which it reasonably believes is a Default;

     (b)    entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 6.3 (Change of currency); or

                                       40

     (c)    acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.  MITIGATION BY THE LENDERS

16.1 MITIGATION

(a)  Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased costs) or paragraph 3 of Schedule 4
     (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or
     Facility Office.

(b)  Paragraph (a) above does not in any way limit the obligations of the Parent or any Obligor under the Finance Documents.

16.2 LIMITATION OF LIABILITY

(a)  The Original Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)  A Finance Party is not obliged to take any steps under Clause 16.1
     (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.  COSTS AND EXPENSES

17.1 TRANSACTION EXPENSES

     The Original Borrower shall promptly on demand pay the Agent, the Security
     Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

     (a)    this Agreement and any other documents referred to in this
            Agreement; and

     (b)    any other Finance Documents executed after the date of this
            Agreement.

17.2 AMENDMENT COSTS

     If (a) the Parent or an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.9 (Change of currency), the Original Borrower shall, within three Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3 ENFORCEMENT COSTS

     The Original Borrower shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                       41

17.4 SECURITY AGENT EXPENSES

     Each Borrower shall promptly on demand pay the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the administration or release of any Security created pursuant to any Security Document.

                                       42

                                    SECTION 7

                                    GUARANTEE

18.  GUARANTEE AND INDEMNITY

18.1 GUARANTEE AND INDEMNITY

     Each Guarantor and the Parent irrevocably and unconditionally jointly and severally:

      (a)  guarantees to each Secured Party punctual performance by each
           Borrower of all that Borrower's obligations under the Finance
           Documents;

      (b)  undertakes with each Secured Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance
           Document, that Guarantor or the Parent shall immediately on demand pay that amount as if it was the principal obligor; and

      (c)  indemnifies each Secured Party immediately on demand against any cost, loss or liability suffered by that Secured Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Secured Party would otherwise have been entitled to recover.

18.2 CONTINUING GUARANTEE

     This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Parent or any Obligor under the Finance
     Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3 REINSTATEMENT

     If any payment by an Obligor or the Parent or any discharge given by a
     Secured Party (whether in respect of the obligations of any Obligor or the
     Parent or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

     (a)    the liability of each Obligor and the Parent shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

     (b)    each Secured Party shall be entitled to recover the value or amount of that security or payment from each Obligor and the Parent, as if the payment, discharge, avoidance or reduction had not occurred.

18.4 WAIVER OF DEFENCES

     The obligations of each Guarantor and the Parent under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this
     Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any
     Secured Party) including:

     (a)    any time, waiver or consent granted to, or composition with, any
            Obligor or the Parent or other person;

     (b)    the release of any other Obligor or the Parent or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

                                       43

     (c)    the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or the Parent or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (d)    any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or the Parent or any other person;

     (e)    any amendment (however fundamental) or replacement of a Finance
            Document or any other document or security;

     (f)    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

     (g)    any insolvency or similar proceedings.

18.5 IMMEDIATE RECOURSE

     Each Guarantor and the Parent waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor or the Parent under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6 APPROPRIATIONS

     Until all amounts which may be or become payable by the Obligors or the
     Parent under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

     (a)    refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor or the Parent shall be entitled to the benefit of the same; and

     (b)    hold in an interest-bearing suspense account any moneys received from any Guarantor or the Parent or on account of any Guarantor's or the Parent's liability under this Clause 18.

18.7 DEFERRAL OF GUARANTORS' RIGHTS

     Until all amounts which may be or become payable by the Obligors and the
     Parent under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent or, as the case may be, the
     Security Agent otherwise directs, no Guarantor or the Parent will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

     (a)    to be indemnified by an Obligor or the Parent;

     (b)    to claim any contribution from any other guarantor of any Obligor's or the Parent's obligations under the Finance Documents; and/or

                                       44

     (c)    to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any
            Secured Party.

18.8 RELEASE OF GUARANTORS' RIGHT OF CONTRIBUTION

     If any Guarantor (a "RETIRING GUARANTOR") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such
     Retiring Guarantor ceases to be a Guarantor:

     (a)    that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

     (b)    each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under any Finance
            Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring
            Guarantor.

     In this Clause 18.8 a reference to "Guarantor" includes the Parent.

18.9 ADDITIONAL SECURITY

     This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

                                       45

                                    SECTION 8

               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.  REPRESENTATIONS

(a)  Each Obligor makes the representations and warranties set out in this
     Clause 19 to each Secured Party on the date of this Agreement.

(b)  The Parent makes the representations and warranties set out in this Clause
     19, other than the representations set out in Clause 19.7 (Deduction of
     Tax) Clause 19.12(a) (Pari passu ranking), Clause 19.14 (Title) and Clause
     19.18 (Material Subsidiaries), for itself and each member of the Group to each Secured Party on the date of this Agreement.

19.1 STATUS

(a)  It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)  It has the power to own its assets and carry on its business as it is being conducted.

19.2 BINDING OBLIGATIONS

     The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable, subject to:

     (a)    the Reservations; or

     (b)    in the case of any Security Document, the requirements specified at the end of Clause 19.5 (Validity and admissibility in evidence).

19.3 NON-CONFLICT WITH OTHER OBLIGATIONS

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

     (a)    any law or regulation applicable to it;

     (b)    its constitutional documents; or

     (c)    any agreement or instrument binding upon it or any of its assets in any material respect,

     nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets.

19.4 POWER AND AUTHORITY

     It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5 VALIDITY AND ADMISSIBILITY IN EVIDENCE

     All Authorisations required or desirable:

     (a)    to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

                                       46

     (b)    to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

     (c)    to enable it to create the Security to be created by it pursuant to any Security Document and to ensure that such Security has the priority and ranking it is expressed to have, subject to the
            Reservations,

     have been obtained or effected and are in full force and effect save for the making of the appropriate registrations of the Security Documents with the Companies Registration Office and HM Land Registry.

19.6 GOVERNING LAW AND ENFORCEMENT

(a)  The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)  Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

19.7 DEDUCTION OF TAX

     It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.8 NO FILING OR STAMP TAXES

     Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9 NO DEFAULT

(a)  No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)  No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

19.10 NO MISLEADING INFORMATION

(a)  Any factual information provided by the Parent or any member of the Group for the purposes of the Information Package was true and accurate in all material respects as at the date it was provided or as at the date (if any)
     at which it is stated.

(b)  The financial projections contained in the Information Package have been prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions, it being recognised that these projections relate to future events, they are not to be viewed as fact, and actual results may vary by a material amount.

(c)  Nothing has occurred or been omitted from the Information Package and no information has been given or withheld that results in the information contained in the Information Package being untrue or misleading in any material respect.

                                       47

19.11  FINANCIAL STATEMENTS

(a)    Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)    Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Company) as at the end of and for the relevant financial year.

(c)    There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the
       Group, in the case of the Company) since 30 September 2003.

19.12  PARI PASSU RANKING

(a)    Subject to the requirements specified at the end of Clause 19.5 (Validity and admissibility in evidence) and to the Reservations, each Security
       Document creates (or, once entered into, will create) in favour of the
       Security Agent for the benefit of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have.

(b)    Without limiting paragraph (a) above, its payment obligations under the
       Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.13  NO PROCEEDINGS PENDING OR THREATENED

       No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

19.14  TITLE

       It has good and marketable title to the assets subject to the Security created by it pursuant to any Security Document, free from all Security except the Security created pursuant to, or permitted by, the Finance
       Documents.

19.15  ENVIRONMENTAL LAWS AND LICENCES

       It and each of its Subsidiaries has:

       (a)    complied with all Environmental Laws to which it may be subject;

       (b)    obtained all Environmental Licences required or desirable in connection with its business; and

       (c)    complied with the terms of those Environmental Licences,

       in each case where failure to do so would be reasonably likely to have a
       Material Adverse Effect.

19.16  ENVIRONMENTAL RELEASES

       No:

       (a)    property currently or previously owned, leased, occupied or controlled by it or any of its Subsidiaries (including any offsite waste management or disposal location utilised by it or any of its
              Subsidiaries) is contaminated with any Hazardous Substance; and

       (b)    discharge, release, leaching, migration or escape of any Hazardous
              Substance into the Environment has occurred or is occurring on, under or from that property,

                                       48

              in each case in circumstances where this might have a Material
              Adverse Effect.

19.17  EMPLOYEE BENEFIT PLANS

(a)    None of the Parent, an Obligor or an ERISA Affiliate has incurred or could be reasonably expected to incur any liability to, or on account of, a Multiemployer Plan as a result of a violation of Section 515 of ERISA or pursuant to Section 4201, 4204 or 4212(c) of ERISA.

(b)    Except as could not reasonably be expected to have a Material Adverse
       Effect, the fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of the
       "benefit liabilities" (within the meaning of Section 4001(a)(16) of
       ERISA) under that Employee Plan using the actuarial assumptions and methods used by the actuary to that Employee Plan in its most recent valuation of that Employee Plan.

(c)    There is (to the best of each Obligor, the Parent's and each ERISA
       Affiliates' knowledge and belief) no litigation, arbitration, administrative proceeding or claim pending or threatened against or with respect to any Employee Plan (other than routine claims for benefits)
       which has or, if adversely determined, could reasonably be expected to have, a Material Adverse Effect.

(d)    Except as could not reasonably be expected to have a Material Adverse
       Effect, none of the Parent, an Obligor or an ERISA Affiliate has incurred or could reasonably be expected to incur liability to the PBGC.

(e)    No ERISA Event has occurred or is reasonably likely to occur which could reasonably be expected to result in liability which has had or would have a Material Adverse Effect.

19.18  MATERIAL SUBSIDIARIES

(a)    Each member of the Group which, as at the date of this Agreement, is a
       Material Subsidiary is listed in Schedule 11.

(b)    The percentage of the gross assets, gross revenues and EBIT of the Group attributable to each such Material Subsidiary in accordance with the definition of "Material Subsidiary" is accurately described in Schedule
       11.

19.19  INSOLVENCY PROCEEDINGS

       It has not taken any corporate action nor have any legal proceedings or other procedure or step been taken, started or threatened in relation to anything referred to in Clause 23.7 (Insolvency proceedings).

19.20  FINANCIAL ASSISTANCE MEMORANDUM

       The memorandum provided by the Company to the Arranger on 16 July 2004 is true and accurate in all material respects in relation to the acquisitions that the Group has made that are to be refinanced, in part, by the Facilities, and the steps that will be required to whitewash those acquisitions in accordance with sections 155 to 158 of the Companies Act
       1985.

19.21  REPETITION

       The Repeating Representations (and, in the case of paragraph (b) below, the representations set out in Clauses 19.5 (Validity and admissibility in evidence), 19.7 (Deduction of Tax), and 19.8 (No filing or stamp taxes)) are deemed to be made by the Parent and each Obligor by reference to the facts and circumstances then existing on:

                                       49

       (a)    the date of each Utilisation Request and the first day of each
              Interest Period; and

       (b)    in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional
              Obligor.

20.    INFORMATION UNDERTAKINGS

       The undertakings in this Clause 20 remain in force from the date of this
       Agreement for so long as any amount is outstanding under the Finance
       Documents or any Commitment is in force.

20.1   FINANCIAL STATEMENTS

       The Company shall supply to the Agent in sufficient copies for all the
       Lenders:

       (a)    as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

              (i)    its audited consolidated financial statements for that
                     financial year; and

              (ii)   the audited financial statements of the Parent and each
                     Borrower for that financial year; and

       (b)    as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years its consolidated financial statements for that financial half year;
              and

       (c)    as soon as the same become available, but in any event within 150 days after the end of each of its financial years the audited financial statements of the Parent and each Obligor for that financial year; and

       (d)    as soon as the same become available, but in any event within 45 days after the end of each of Accounting Quarter the consolidated financial statements of the Group for that Accounting Quarter; and

       (e)    as soon as the same become available, but in any event on or before the beginning of its financial year, a budget approved by the Agent (acting on the instructions of the Majority Lenders acting reasonably) including the budgeted expenses for the Parent for that financial year.

20.2   COMPLIANCE CERTIFICATE

(a)    The Company shall supply to the Agent, with each set of financial statements delivered pursuant to in paragraph (a)(i) or (d) of Clause
       20.1 (Financial statements), a Compliance Certificate setting out:

       (i)    (in reasonable detail) computations as to compliance with Clause
              21 (Financial covenants) as at the date as at which those
              financial statements were drawn up; and

       (ii)

              (A)    listing the Material Subsidiaries as at the end of the
                     Relevant Period; and

              (B)    setting out in reasonable detail and in a form satisfactory to the Agent the computations necessary to justify the
                     inclusions in, and exclusions from, that list.

                                       50

(b)    Each Compliance Certificate shall be signed by two directors of the
       Company (one of whom shall be the Finance Director) and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 20.1 (Financial statements), shall be reported on by the Company's auditors in the form agreed by the Company and all the Lenders before the date of this Agreement.

20.3   REQUIREMENTS AS TO FINANCIAL STATEMENTS

(a)    Each set of financial statements delivered by the Company pursuant to
       Clause 20.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn
       up.

(b)    The Company shall procure that each set of financial statements of the
       Parent or an Obligor delivered pursuant to 20.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original
       Financial Statements for the Parent or that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Parent or the
       Obligor) deliver to the Agent:

       (i)    a description of any change necessary for those financial
              statements to reflect the GAAP, accounting practices and reference periods upon which the Parent's or that Obligor's Original
              Financial Statements were prepared; and

       (ii)   sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether
              Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Parent's or that Obligor's
              Original Financial Statements.

       Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.4   INFORMATION: MISCELLANEOUS

       The Company shall supply to the Agent (in sufficient copies for all the
       Lenders, if the Agent so requests):

       (a)    all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

       (b)    promptly upon becoming aware of them, the details of any
              litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse
              Effect; and

       (c)    promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Secured Party (through the Agent) may reasonably request.

                                       51

20.5   NOTIFICATION OF DEFAULT

(a)    The Parent and each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless the Parent or that Obligor is aware that a notification has already been provided by the Parent or another Obligor).

(b)    Promptly upon a reasonable request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a
       Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6   "KNOW YOUR CUSTOMER" CHECKS

(a)    If:

       (i)    the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

       (ii)   any change in the status of the Parent or an Obligor after the date of this Agreement; or

       (iii)  a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a
              Lender prior to such assignment or transfer,

       obliges the Agent or any Lender (or, in the case of paragraph (iii)
       above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent and each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender)
       or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)    Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance
       Documents.

(c)    The Company shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the
       Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 25 (Changes to the Obligors).

(d)    Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any
       Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any

                                       52

       prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such
       Subsidiary to this Agreement as an Additional Obligor.

21.    FINANCIAL COVENANTS

21.1   FINANCIAL CONDITION

       The Company shall ensure that:

       (a)    Net Worth will not at any time be less than(pound)100,000,000;

       (b)    the ratio of Net Borrowings to EBITDA for any Relevant Period will not be more than 3.0 to 1.0;

       (c)    the ratio of EBIT to Interest Expense for any Relevant Period will not be less than 4.0 to 1.0; and

       (d)    the aggregate of indebtedness owed by Obligors under Ancillary
              Facilities will not at any time be more than:

              (i)    in respect of Ancillary Facilities with Barclays Bank
                     PLC,(pound)7,500,000; and

              (ii)   in respect of Ancillary Facilities with Lloyds TSB Bank
                     plc,(pound)7,500,000,

              (or their equivalent in another currency or currencies).

21.2   GUARANTOR COVER

(a)    Subject to Clause 25.4 (Additional Guarantors), the Company must ensure that, from the first Utilisation Date, the aggregate gross assets, turnover, and EBIT, of the Guarantors are not at any time less then 90 per cent. of aggregate gross assets, turnover, and EBIT of the Group at that time. For the avoidance of doubt the gross assets, turnover or EBIT of the Parent shall not be taken into account under this Clause 21.2(a).

(b)    For the purpose of this Clause 21.2:

       (i)    the turnover and profits before interest and taxation of a
              Guarantor will be determined from its financial statements
              (unconsolidated if it has Subsidiaries) based upon which the latest audited financial statements of the Group have been prepared; and

       (ii)   if a company becomes a Guarantor after the date on which the latest audited financial statements of the Group have been prepared, the gross assets, turnover and profits before interest and taxation of that Guarantor will be determined from its latest financial statements.

21.3   FINANCIAL COVENANT CALCULATIONS

       Borrowings, Cash and Deposits, EBIT, EBITDA, Interest Expense, and Net
       Worth shall be calculated and interpreted on a consolidated basis in accordance with the GAAP applicable to the Original Financial Statements of the Company and shall be expressed in sterling.

21.4   DEFINITIONS

       In this Clause 21:

                                       53

       "BORROWINGS" means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group other than:

       (a)     any indebtedness referred to in paragraph (g) of the definition of Financial Indebtedness and any guarantee or indemnity in respect of that indebtedness; and

       (b)     the amount of any loans from the Parent to the Company
               subordinated under the Subordination Deed or otherwise
               subordinated on terms acceptable to the Agent (acting on the instructions of the Lenders).

       For this purpose, any amount outstanding or repayable in a currency other than sterling shall on that day be taken into account in its sterling equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the GAAP applicable to the Original Financial
       Statements of the Company.

       "CASH AND DEPOSITS" means the amount of any cash in hand or cash held at a bank by a member of the Group or other form of deposit held by a member of the Group, other than:

       (c)     cash or deposits subject to Security; or

       (d)     cash or deposits that cannot be remitted to the United Kingdom to meet any indebtedness due to any foreign exchange laws or other laws.

       "EBIT" means, in relation to any Relevant Period, the total consolidated operating profit of the Group for that Relevant Period before taking into account:

       (a)     Interest Expense;

       (b)     Tax;

       (c)     any share of the profit of any associated company or undertaking, except for dividends received in cash by any member of the Group;

       (d)     extraordinary items,

       as determined (except as needed to reflect the terms of this Clause 21)
       from the financial statements of the Group and Compliance Certificates delivered under Clause 20.1 (Financial statements) and Clause 20.2
       (Compliance Certificate).

       For the purposes of the guarantor cover test in Clause 21.2(a) (Guarantor
       Cover) and the definition of Material Subsidiary, the EBIT of a company shall take the total operating profit for that company for a Relevant
       Period before taking into account the items in paragraphs (a), (b), (c)
       and (d) above for that company.

       "EBITA" means, in relation to any Relevant Period, EBITDA for that
       Relevant Period deducting depreciation, as determined (except as needed to reflect the terms of this Clause 21) from the financial statements of the Group and Compliance Certificates delivered under Clause 20.1 and
       Clause 20.2.

       "EBITDA" means, in relation to any Relevant Period, EBIT for that
       Relevant Period, plus all amounts provided for depreciation and amortisation for that Relevant Period, as determined

                                       54

       (except as needed to reflect the terms of this Clause 21) from the financial statements of the Group and Compliance Certificates delivered under Clause 20.1 and Clause 20.2.

       "INTEREST EXPENSE" means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Group in that Relevant
       Period in respect of Borrowings including:

       (a)     the interest element of leasing and hire purchase payments;

       (b)     commitment fees, commissions, arrangement fees and guarantee fees; and

       (c)     amounts in the nature of interest payable in respect of any shares other than equity share capital,

       adjusted (but without double counting) by adding back the net amount payable (or deducting the net amount receivable) by members of the Group in respect of that Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements as determined (except as needed to reflect the terms of this Clause 21) from the financial statements of the Group and Compliance Certificates delivered under
       Clause 20.1 (Financial statements) and Clause 20.2 (Compliance
       Certificate).

       "NET BORROWINGS" means all Borrowings less the aggregate amount of all
       Cash and Deposits.

       "NET WORTH" means, as at any particular time, the amount paid up or credited as paid up on the issued share capital of the Company (other than any shares which are expressed to be redeemable) and the aggregate amount of reserves of the Group, including:

       (a)     any amount credited to the share premium account;

       (b)     any capital redemption reserve fund;

       (c)     any balance standing to the credit or debit of the consolidated profit and loss account reserve of the Group, adjusted for (i)
               the effect of the historic goodwill arising on consolidation of
               (pound)50,701,000 and (ii) the elimination of the amortisation charged in respect of purchased goodwill as per the consolidated profit and loss account of the Group; and

       (d)     the amount of any loans or equity from the Parent to the Company subordinated under the Subordination Deed or otherwise
               subordinated on terms acceptable to the Agent (acting on the instructions of the Lenders),

       but deducting:
       -------------

       (e)     (to the extent included) any amounts arising from an upward revaluation of assets made at any time after 30 September 2003;
               and

       (f)     (to the extent included) any dividend or distribution recommended but not debited to the profit and loss account reserve or made by any member of the Group to the extent payable to a person who is not a member of the Group and such distribution is not provided for in the most recent financial statements,

       and so that no amount shall be included or excluded more than once.

                                       55

       "RELEVANT PERIOD" means:

       (a)     each financial year of the Company; and

       (b)     each period of 12 months ending on the last day of each
               Accounting Quarter of the Company's financial year.

22.    GENERAL UNDERTAKINGS

       The undertakings in this Clause 22 remain in force from the date of this
       Agreement for so long as any amount is outstanding under the Finance
       Documents or any Commitment is in force.

22.1   AUTHORISATIONS

(a)    The Parent and each Obligor shall promptly:

       (i)     obtain, comply with and do all that is necessary to maintain in full force and effect; and

       (ii)    supply certified copies to the Agent of,

       any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

(b)    The Parent or the relevant Obligor shall promptly make the registrations specified at the end of Clause 19.5 (Validity and admissibility in evidence).

22.2   COMPLIANCE WITH LAWS

       The Parent and each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.3   NEGATIVE PLEDGE

(a)    No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)    No Obligor shall (and the Company shall ensure that no other member of the Group will):

       (i)     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

       (ii)    sell, transfer or otherwise dispose of any of its receivables on recourse terms;

       (iii)   enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

       (iv)    enter into any other preferential arrangement having a similar effect,

       in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

       (c)     Paragraphs (a) and (b) above do not apply to and Permitted
               Security.

                                       56

22.4   DISPOSALS

(a)    No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b)    Paragraph (a) above does not apply to:

       (i)    any Permitted Disposal; or

       (ii)    any sale, lease, transfer or other disposal in the ordinary course of trading of the disposing entity of any Charged Asset subject only to a floating charge before the floating charge crystallises or the security created pursuant to the Security
               Documents has become enforceable.

22.5   MERGER

       Neither the Parent nor any Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

22.6   CHANGE OF BUSINESS

       The Company shall procure that no substantial change is made to the general nature of the business of the Company, the Group, the Obligors or the Parent from that carried on at the date of this Agreement.

22.7   INSURANCE

       Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business.

22.8   ENVIRONMENTAL UNDERTAKINGS

       The Parent and each Obligor shall (and the Company shall ensure that each other member of the Group will):

       (a)     comply with all Environmental Laws to which it may be subject;

       (b)     obtain all Environmental Licences required or desirable in connection with its business; and

       (c)     comply with the terms of all those Environmental Licences,

       in each case where failure to do so might have a Material Adverse Effect.

22.9   ENVIRONMENTAL CLAIMS

       The Parent and each Obligor shall (and the Company shall ensure that each other member of the Group will) promptly notify the Agent of any claim, notice or other communication received by it in respect of any actual or alleged breach of or liability under Environmental Law which, if substantiated, might have a Material Adverse Effect.

22.10  ERISA

       Except where a failure to do so could reasonably be expected to have a
       Material Adverse Effect, the Parent and each Obligor shall:

                                       57

       (a)     ensure that neither it nor any ERISA Affiliate engages in a complete or partial withdrawal, within the meaning of Sections
               4203 and 4205 of ERISA, from any Multiemployer Plan without the prior consent of the Majority Lenders;

       (b)     ensure that any material liability imposed on it or any ERISA
               Affiliate pursuant to Title IV of ERISA is paid and discharged when due;

       (c)     ensure that neither it nor any ERISA Affiliate adopts an
               amendment to an Employee Plan requiring the provision of Security under Section 307 of ERISA or Section 401(a)(29) of the Internal
               Revenue Code without the prior consent of the Majority Lenders;
               and

       (d)     ensure that no Employee Plan is terminated pursuant to a
               "distress termination" under Section 4041(c) of ERISA.

22.11  ACQUISITIONS AND INVESTMENTS

(a)    No Obligor shall (and the Company shall ensure that no other member of the Group will):

       (i)     invest in or acquire any share in, or any security issued by, any person, or any interest therein or in the capital of any person, or make any capital contribution to any person (or agree to do any of the foregoing); or

       (ii)    invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division or operating unit of the business of any person (or agree to do any of the foregoing).

(b)    Paragraph (a) above does not apply to any acquisition or investment which is a Permitted Acquisition.

22.12  PARI PASSU

       The Parent and each Obligor shall ensure that its obligations under the
       Finance Documents rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

22.13  LOANS OR CREDIT

(a)    No Obligor will make loans or credit or give guarantee or indemnities or other assurance against financial loss.

(b)    Paragraph (a) above does not apply to a Permitted Loan or Permitted
       Guarantee.

22.14  DIVIDENDS

(a)    The Company shall not:

       (i)     declare, pay or make any dividend or other payment or
               distribution of any kind on or in respect of any of its shares or make any distribution of assets, payment of interest or repayment of loans or other payment (including management fees); and

       (ii)    reduce, return, purchase, repay, cancel or redeem any of its shares.

(b)    Paragraph (a) above does not apply to payment of administration costs that do not exceed 120 per cent. of the budgeted expenses for the Parent.
       For the period ending 30 September 2005 budgeted expenses are deemed to be US$3,500,000 in aggregate, and subsequently will be

                                       58

       based on the budget provided by the Company in accordance the Clause
       20.1(e) (Financial statements).

22.15  OFF-BALANCE SHEET FUNDING

       No Obligor shall (and the Company shall ensure that no other member of the Group will) incur (or agree to incur) or allow to remain outstanding any Off-Balance Sheet Funding.

22.16  SECURITY AND GUARANTEES

       The Company shall ensure that each Material Subsidiary takes all necessary steps to become an Additional Guarantor in accordance with
       Clause 25 (Changes to the Obligors) (including, without limitation, re-registering public companies as private companies) and will provide the documents and other evidence listed in paragraph 13 of Part II of
       Schedule 2 (Conditions precedent) as Security in favour of the Security
       Agent to secure all of the obligations of the Obligors under the Finance
       Documents.

23.    EVENTS OF DEFAULT

       Each of the events or circumstances set out in Clause 23 is an Event of
       Default.

23.1   NON-PAYMENT

       The Parent or an Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

       (a)     its failure to pay is caused by administrative or technical error; and

       (b)     payment is made within 3 Business Days of its due date.

23.2   FINANCIAL COVENANTS

       Any requirement of Clause 21 (Financial covenants) is not satisfied.

23.3   OTHER OBLIGATIONS

(a)    The Parent or an Obligor does not comply with any provision of the
       Finance Documents (other than those referred to in Clause 23.1
       (Non-payment) and Clause 23.2 (Financial covenants)).

(b)    No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

23.4   MISREPRESENTATION

       Any representation or statement made or deemed to be made by the Parent or an Obligor in the Finance Documents or any other document delivered by or on behalf of the Parent or any Obligor under or in connection with any
       Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and if the circumstances causing such misrepresentation are reasonably capable of remedy, the
       Parent or such Obligor shall have failed to remedy such circumstances within 10 Business Days of receipt by it of written notice from the Agent requiring such circumstances to be remedied.

                                       59

23.5   CROSS DEFAULT

(a)    Any Financial Indebtedness of the Parent or any member of the Group is not paid when due nor within any originally applicable grace period.

(b)    Any Financial Indebtedness of the Parent or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of the
       Parent or any member of the Group is cancelled or suspended by a creditor of the Parent or any member of the Group as a result of an event of default (however described).

(d)    Any creditor of the Parent or any member of the Group becomes entitled to declare any Financial Indebtedness of the Parent or any member of the
       Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)    No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than (pound)1,000,000
       (or its equivalent in any other currency or currencies).

23.6   INSOLVENCY

(a)    The Parent or a member of the Group is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)    The value of the assets of the Parent or any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)    A moratorium is declared in respect of any indebtedness of the Parent or any member of the Group.

23.7   INSOLVENCY PROCEEDINGS

       Any corporate action, legal proceedings or other procedure or step is taken in relation to:

       (a)    the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Parent, an Obligor or a Material Subsidiary;

       (b)    a composition, compromise, assignment or arrangement with any creditor of the Parent, an Obligor or a Material Subsidiary;

       (c)    the appointment of a liquidator, receiver, administrative
              receiver, administrator, compulsory manager or other similar officer in respect of the Parent, an Obligor or a Material
              Subsidiary or any of its assets; or

       (d)    enforcement of any Security over any assets of the Parent, an
              Obligor or a Material Subsidiary,

       or any analogous procedure or step is taken in any jurisdiction.

                                       60

23.8   CREDITORS' PROCESS

       Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Parent Group and is not discharged within 15 Business Days.

23.9   OWNERSHIP OF THE OBLIGORS

       An Obligor (other than the Company) is not or ceases to be a wholly-owned
       Subsidiary of the Company.

23.10  UNLAWFULNESS

       It is or becomes unlawful for the Parent or an Obligor to perform any of its obligations under the Finance Documents.

23.11  REPUDIATION

       The Parent or an Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.12  SECURITY AND GUARANTEES

       Any:

       (a)    guarantee given under this Agreement is not in full force and effect; or

       (b)    Security Document is not in full force and effect or does not create in favour of the Security Agent for the benefit of the
              Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have.

23.13  MATERIAL ADVERSE CHANGE

       The Majority Lenders determine that a Material Adverse Effect exists, has occurred or might occur.

23.14  ERISA

       (a)

       (i)    Any ERISA Event occurs or is reasonably expected to occur;

       (ii)   the Parent, any Obligor or any ERISA Affiliate incurs or is likely to incur a liability to or on account of a Multiemployer Plan as a result of a violation of Section 515 of ERISA or under Section
              4201, 4204 or 4212(c) of ERISA;

       (iii)  the fair market value of the assets of any Employee Plan subject to Title IV of ERISA is not at least equal to the present value of the "benefit liabilities" (within the meaning of Section
              4001(a)(16) of ERISA) under that Employee Plan using the actuarial assumptions and methods used by the actuary to that Employee Plan in its most recent valuation of that Employee Plan; or

       (iv)   the Parent, any Obligor or any ERISA Affiliate incurs or is likely to incur a liability to or on account of an Employee Plan under
              Section 409, 502(i) or 502(I) of ERISA or Section 401(a)(29), 4971
              or 4975 of the Internal Revenue Code; and

(b)    any event or events described in paragraph (a) result(s) in the imposition of or granting of Security, or the incurring of a liability or a material risk of incurring a liability; and

                                       61

(c)    that Security or liability, individually and/or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

23.15  CESSATION OF BUSINESS

       The Parent or any Obligor suspends or ceases (or threatens to suspend or cease) to carry on all or a material part of its business, except as part of a Permitted Disposal.

23.16  ACCELERATION

       On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority
       Lenders, by notice to the Company:

       (a)    cancel the Total Commitments whereupon they shall immediately be cancelled;

       (b)    declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the
              Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

       (c)    declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the
              Agent on the instructions of the Majority Lenders.

                                       62

                                    SECTION 9

                               CHANGES TO PARTIES

24.    CHANGES TO THE LENDERS

24.1   ASSIGNMENTS AND TRANSFERS BY THE LENDERS

       Subject to this Clause 24, a Lender (the "EXISTING LENDER") may after the first Utilisation Date:

       (a)    assign any of its rights; or

       (b)    transfer by novation any of its rights and obligations,

       to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW LENDER").

24.2   CONDITIONS OF ASSIGNMENT OR TRANSFER

(a)    The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another
       Lender or an Affiliate of a Lender or an Event of Default is continuing.

(b)    The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)    Any assignment or transfer must be:

       (i)    the Existing Lender's entire Commitment; or

       (ii)   a minimum of(pound)5,000,000 and an integral multiple
              of(pound)5,000,000 (or their comparable amounts in any Optional
              Currency).

(d)    The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(e)    An assignment will only be effective on:

       (i)    receipt by the Agent of written confirmation from the New Lender
              (in form and substance satisfactory to the Agent) that the New
              Lender will assume the same obligations to the other Secured
              Parties as it would have been under if it was an Original Lender;
              and

       (ii)   performance by the Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(f)    A transfer will only be effective if the procedure set out in Clause 24.5
       (Procedure for transfer) is complied with.

(g)    Any assignment or transfer by an Existing Lender to a New Lender shall only be effective if it transfers or assigns the Existing Lender's share of each Facility pro rata.

                                       63

(h)    If:

       (i)    a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

       (ii)   as a result of circumstances existing at the date the assignment, transfer or change occurs, an the Parent or an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs),

       then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility
       Office would have been if the assignment, transfer or change had not occurred.

24.3   ASSIGNMENT OR TRANSFER FEE

       The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of
       (pound)1,000.

24.4   LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

(a)    Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

       (i)    the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

       (ii)   the financial condition of the Parent or any Obligor;

       (iii)  the performance and observance by the Parent or any Obligor of its obligations under the Finance Documents or any other documents; or

       (iv)   the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

       and any representations or warranties implied by law are excluded.

(b)    Each New Lender confirms to the Existing Lender and the other Secured
       Parties that it:

       (i)    has made (and shall continue to make) its own independent
              investigation and assessment of the financial condition and affairs of the Parent and each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the
              Existing Lender in connection with any Finance Document; and

       (ii)   will continue to make its own independent appraisal of the creditworthiness of the Parent and each Obligor and its related entities whilst any amount is or may be outstanding under the
              Finance Documents or any Commitment is in force.

(c)    Nothing in any Finance Document obliges an Existing Lender to:

       (i)    accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

                                       64

       (ii)   support any losses directly or indirectly incurred by the New
              Lender by reason of the non-performance by the Parent or any
              Obligor of its obligations under the Finance Documents or
              otherwise.

24.5   PROCEDURE FOR TRANSFER

(a)    Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed
       Transfer Certificate delivered to it by the Existing Lender and the New
       Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer
       Certificate appearing on its face to comply with the terms of this
       Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)    The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)    On the Transfer Date:

       (i)    to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the
              Finance Documents each of the Parent, the Obligors and the
              Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

       (ii)   the Parent and each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and
              Obligations only insofar as the Parent or that Obligor and the New
              Lender have assumed and/or acquired the same in place of the
              Parent or that Obligor and the Existing Lender;

       (iii)  the Agent, the Arranger, the Security Agent, the New Lender and
              other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security
              Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

       (iv)   the New Lender shall become a Party as a "Lender".

24.6   COPY OF TRANSFER CERTIFICATE TO COMPANY

       The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer
       Certificate.

24.7   DISCLOSURE OF INFORMATION

       Any Lender may disclose to any of its Affiliates and any other person:

                                       65

       (a)    to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

       (b)    with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement, the Parent or any Obligor; or

       (c)    to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

       any information about the Parent, any Obligor, the Group and the Finance
       Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking. This Clause supersedes any previous agreement relating to the confidentiality of this information.

25.    CHANGES TO THE OBLIGORS

25.1   ASSIGNMENTS AND TRANSFER BY PARENT AND OBLIGORS

       Neither the Parent nor an Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2   ADDITIONAL BORROWERS

(a)    Subject to compliance with the provisions of paragraphs (c) and (d) of
       Clause 20.6 ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That
       Subsidiary shall become an Additional Borrower if:

       (i)    for a Subsidiary that is not incorporated in the United Kingdom, the Majority Lenders approve the addition of that Subsidiary (such approval not to be unreasonably withheld);

       (ii)   the Company delivers to the Agent a duly completed and executed
              Accession Letter;

       (iii)  the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower;

       (iv)   that Subsidiary becomes an Additional Guarantor in accordance with
              Clause 28.3 (Additional Guarantors); and

       (v)    the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance
              satisfactory to the Agent (acting reasonably).

(b)    The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it)
       all the documents and other evidence listed in Part II of Schedule 2
       (Conditions precedent).

25.3   RESIGNATION OF A BORROWER

       If at any time a Borrower (other than the Company) is under no actual or contingent obligation under or pursuant to any Finance Document and such resignation would not affect the legality, validity or enforceability of any security contemplated by the Security Documents in respect of such
       Borrower or its assets, the Company may request that such Borrower shall cease to be a

                                       66

       Borrower by delivering to the Agent a Resignation Notice. Such
       Resignation Notice shall be accepted by the Agent on the date on which it notifies the Company that:

       (a)    it is satisfied that such Borrower is under no actual or
              contingent obligation under or pursuant to any Finance Document;

       (b)    no Default is continuing or would result from the acceptance of the Resignation Notice (and the Company has confirmed this is the case); and

       (c)    it has received the consent of the Majority Lenders to the resignation of such Borrower (such consent not to be unreasonably withheld),

       and such Borrower shall immediately cease to be a Borrower and shall have no further rights, benefits or obligations hereunder.

25.4   ADDITIONAL GUARANTORS

(a)    Subject to compliance with the provisions of paragraphs (c) and (d) of
       Clause 20.6 ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That
       Subsidiary shall become an Additional Guarantor if:

       (i)    for a Subsidiary that is not incorporated in the United Kingdom, the Majority Lenders approve the addition of that Subsidiary (such approval not to be unreasonably withheld);

       (ii)   the Company delivers to the Agent a duly completed and executed
              Accession Letter; and

       (iii)  the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance
              satisfactory to the Agent (acting reasonably).

(b)    The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it)
       all the documents and other evidence listed in Part II of Schedule 2
       (Conditions precedent).

25.5   RESIGNATION OF A GUARANTOR

(a)    The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor or that the Parent ceases to be bound as a guarantor by delivering to the Agent a Resignation Notice.

(b)    The Agent shall accept a Resignation Notice and notify the Company and the Lenders of its acceptance if:

       (i)    no Default is continuing or would result from the acceptance of the Resignation Notice (and the Company has confirmed this is the case); and

       (ii)   the Majority Lenders have consented to the Company's request (such consent not to be unreasonably withheld).

25.6   REPETITION OF REPRESENTATIONS

       Delivery of an Accession Letter constitutes confirmation by the relevant
       Subsidiary that the Repeating Representations and each of the representations set out in Clauses 19.5 (Validity and admissibility in evidence), 19.7 (Deduction of Tax) and 19.8 (No filing or stamp taxes)
       are true

                                       67

       and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

                                       68

                                   SECTION 10

                               THE SECURED PARTIES

26.    ROLE OF THE AGENT, THE SECURITY AGENT AND THE ARRANGER

26.1   APPOINTMENT OF THE AGENT AND THE SECURITY AGENT

(a)    Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)    Each other Secured Party appoints the Security Agent to act as security trustee under and in connection with the Finance Documents.

(c)    Each other:

       (i)    Finance Party authorises the Agent; and

       (ii)   Secured Party authorises the Security Agent,

       to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2        DUTIES OF THE AGENT AND THE SECURITY AGENT

(a)    The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other
       Party.

(b)    Except where a Finance Document specifically provides otherwise, the
       Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)    If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a
       Default, it shall promptly notify the Secured Parties.

(d)    If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the
       Agent or the Arranger) under this Agreement it shall promptly notify the other Secured Parties.

(e)    The Agent shall promptly send to the Security Agent such certification as the Security Agent may require pursuant to paragraph 7 (Basis of distribution) of Schedule 7 (Security Agency provisions).

(f)    The duties of the Agent and the Security Agent under the Finance
       Documents are solely mechanical and administrative in nature.

26.3   ROLE OF THE ARRANGER

       Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4   ROLE OF THE SECURITY AGENT

       The Security Agent shall not be an agent of any Secured Party, the Parent or any Obligor under or in connection with any Finance Document.

                                       69

26.5   NO FIDUCIARY DUTIES

(a)    Nothing in this Agreement constitutes the Agent, the Security Agent
       (expressly as provided in any Finance Document) or the Arranger as a trustee or fiduciary of any other person.

(b)    Neither the Agent, the Security Agent (except as expressly provided in any Finance Document) nor the Arranger shall be bound to account to any
       Lender for any sum or the profit element of any sum received by it for its own account.

26.6   BUSINESS WITH THE GROUP

       The Agent, the Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.7   RIGHTS AND DISCRETIONS OF THE AGENT AND THE SECURITY AGENT

(a)    The Agent and the Security Agent may rely on:

       (i)    any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

       (ii)   any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)    The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or, as the case may be, as security trustee for the Secured Parties) that:

       (i)    no Default has occurred (unless it has actual knowledge of a
              Default arising under Clause 23.1 (Non-payment));

       (ii)   any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

       (iii)  any notice or request made by the Company (other than a
              Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of the Parent and all the Obligors.

(c)    Each of the Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)    Each of the Agent and the Security Agent may act in relation to the
       Finance Documents through its personnel and agents.

(e)    The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)    Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Security Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

                                       70

26.8   MAJORITY LENDERS' INSTRUCTIONS

(a)    Unless a contrary indication appears in a Finance Document, the Agent and the Security Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent or Security Agent (as the case may be)
       in accordance with any instructions given to it by the Majority Lenders
       (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent or
       Security Agent, as the case may be) and (ii) not be liable for any act
       (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)    Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the
       Secured Parties.

(c)    Each of the Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
       VAT) which it may incur in complying with the instructions.

(d)    In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), each of the Agent and the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)    Neither the Agent nor the Security Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

26.9   RESPONSIBILITY FOR DOCUMENTATION

       Neither the Agent, the Security Agent nor the Arranger:

       (a)    is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, the Arranger, the Parent, an Obligor or any
              other person given in or in connection with any Finance Document or the Information Package; or

       (b)    is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in
              anticipation of or in connection with any Finance Document.

26.10  EXCLUSION OF LIABILITY

(a)    Without limiting paragraph (b) below, neither the Agent nor the Security
       Agent will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)    No Party (other than the Agent or the Security Agent) may take any proceedings against any officer, employee or agent of the Agent or the
       Security Agent in respect of any claim it might have against the Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Security Agent may rely on this Clause.

(c)    Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents

                                       71

       to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)    Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the
       Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

26.11  LENDERS' INDEMNITY TO THE AGENT AND THE SECURITY AGENT

       Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total
       Commitments immediately prior to their reduction to zero) indemnify the
       Agent and the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent or the Security
       Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Agent or, as the case may be, Security Agent under the Finance Documents (unless it has been reimbursed by the Parent or an Obligor pursuant to a Finance Document).

26.12  RESIGNATION OF THE AGENT OR THE SECURITY AGENT

(a)    The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other
       Finance Parties and the Company.

(b)    The Security Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Secured Parties and the Company.

(c)    Alternatively:

       (i)    the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent; or

       (ii)   the Security Agent may resign by giving notice to the other
              Secured Parties and the Company, in which case the Majority
              Lenders (after consultation with the Company) may appoint a successor Security Agent.

(d)    If the Majority Lenders have not appointed a successor Agent or, as the case may be, Security Agent in accordance with paragraph (c) above within
       30 days after notice of resignation was given, the Agent or, as the case may be, Security Agent (after consultation with the Company) may appoint a successor Agent or Security Agent (acting through an office in the
       United Kingdom).

(e)    The retiring Agent or Security Agent shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Agent or Security Agent under the Finance
       Documents.

(f)    The resignation notice of the Agent or Security Agent shall only take effect upon the appointment of a successor.

                                       72

(g)    Upon the appointment of a successor, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance
       Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)    After consultation with the Company, the Majority Lenders may, by notice to the Agent or, as the case may be, the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent or, as the case may be, the Security Agent shall resign in accordance with paragraph (b) above.

26.13  CONFIDENTIALITY

(a)    The Agent (in acting as agent for the Finance Parties) and the Security
       Agent (in acting as security trustee for the Secured Parties) shall be regarded as acting through its respective agency or security trustee division which in each case shall be treated as a separate entity from any other of its divisions or departments.

(b)    If information is received by another division or department of the Agent or, as the case may be, the Security Agent, it may be treated as confidential to that division or department and the Agent or, as the case may be, the Security Agent shall not be deemed to have notice of it.

26.14  RELATIONSHIP WITH THE LENDERS

(a)    The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)    Each Lender shall supply the Agent with any information required by the
       Agent in order to calculate the Mandatory Cost in accordance with
       Schedule 4 (Mandatory Cost formulae).

26.15  CREDIT APPRAISAL BY THE LENDERS

       Without affecting the responsibility of the Parent or any Obligor for information supplied by it or on its behalf in connection with any
       Finance Document, each Lender confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

       (a)    the financial condition, status and nature of the Parent and each member of the Group;

       (b)    the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, Security, arrangement or document entered into, made or executed in
              anticipation of, under or in connection with any Finance Document;

       (c)    whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement,
              Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance
              Document; and

       (d)    the adequacy, accuracy and/or completeness of the Information
              Package and any other information provided by the Agent, the
              Security Agent, any Party or by any other person

                                       73

              under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement,
              Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance
              Document.

26.16  REFERENCE BANKS

       If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender
       of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.17  MANAGEMENT TIME OF THE AGENT AND THE SECURITY AGENT

       Any amount payable to the Agent or the Security Agent under Clause 15.3
       (Indemnity to the Agent and the Security Agent), Clause 17 (Costs and
       expenses) and Clause 26.11 (Lenders' indemnity to the Agent and the
       Security Agent) shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Company and the Lenders, and is in addition to any fee paid or payable to it under Clause 12
       (Fees).

26.18  SECURITY AGENCY PROVISIONS

       The provisions of Schedule 7 (Security Agency provisions) shall bind each
       Party.

26.19  DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT OR THE SECURITY AGENT

       If any Party owes an amount to the Agent or the Security Agent under the
       Finance Documents the Agent or the Security Agent (as the case may be)
       may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the
       Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance
       Documents that Party shall be regarded as having received any amount so deducted.

27.    CONDUCT OF BUSINESS BY THE SECURED PARTIES

       No provision of this Agreement will:

       (a)    interfere with the right of any Secured Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

       (b)    oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

       (c)    oblige any Secured Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of
              Tax.

28.    SHARING AMONG THE SECURED PARTIES

28.1   PAYMENTS TO SECURED PARTIES

       If a Secured Party (a "RECOVERING SECURED PARTY") receives or recovers any amount from the Parent or an Obligor other than in accordance with
       Clause 29 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

                                       74

       (a)    the Recovering Secured Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

       (b)    the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Secured Party would have been paid had the receipt or recovery been received or made by the
              Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

       (c)    the Recovering Secured Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing
              Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Secured
              Party as its share of any payment to be made, in accordance with
              Clause 29.5 (Partial payments).

28.2   REDISTRIBUTION OF PAYMENTS

       The Agent shall treat the Sharing Payment as if it had been paid by the
       Parent or the relevant Obligor and distribute it between the Secured
       Parties (other than the Recovering Finance Party) in accordance with
       Clause 29.5 (Partial payments).

28.3   RECOVERING SECURED PARTY'S RIGHTS

(a)    On a distribution by the Agent under Clause 28.2 (Redistribution of payments), the Recovering Secured Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)    If and to the extent that the Recovering Secured Party is not able to rely on its rights under paragraph (a) above, the Parent or the relevant
       Obligor shall be liable to the Recovering Secured Party for a debt equal to the Sharing Payment which is immediately due and payable.

28.4   REVERSAL OF REDISTRIBUTION

       If any part of the Sharing Payment received or recovered by a Recovering
       Secured Party becomes repayable and is repaid by that Recovering Secured
       Party, then:

       (a)    each Secured Party which has received a share of the relevant
              Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Secured Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering
              Secured Party for its proportion of any interest on the Sharing
              Payment which that Recovering Secured Party is required to pay);
              and

       (b)    that Recovering Secured Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Parent or the relevant Obligor will be liable to the reimbursing Secured Party for the amount so reimbursed.

28.5   EXCEPTIONS

(a)    This Clause 28 shall not apply to the extent that the Recovering Secured
       Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Parent or the relevant Obligor.

                                       75

(b)    A Recovering Secured Party is not obliged to share with any other Secured
       Party any amount which the Recovering Secured Party has received or recovered as a result of taking legal or arbitration proceedings, if:

       (i)    it notified that other Secured Party of the legal or arbitration proceedings; and

       (ii)   that other Secured Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

(c)    If an Ancillary Lender provides an overdraft facility this clause shall not apply to the extent that the Ancillary Lender nets credit and debit balances in relation to bank accounts provided by it.

                                       76

                                   SECTION 11

                                 ADMINISTRATION

29.    PAYMENT MECHANICS

29.1   PAYMENTS TO THE AGENT

(a)    On each date on which the Parent, an Obligor or a Lender is required to make a payment under a Finance Document, the Parent or that Obligor
       (subject to Clause 29.10 (Payments to the Security Agent) or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)    Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in a Participating Member State or London)
       with such bank as the Agent specifies.

29.2   DISTRIBUTIONS BY THE AGENT

       Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to the Parent or an Obligor) and Clause 29.4 (Clawback) and Clause 29.10 (Payments to
       the Security Agent), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the
       Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating
       Member State or London).

29.3   DISTRIBUTIONS TO THE PARENT OR AN OBLIGOR

       The Agent and the Security Agent may (with the consent of the Parent or the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for the Parent or that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Parent or that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4   CLAWBACK

(a)    Where a sum is to be paid to the Agent or the Security Agent under the
       Finance Documents for another Party, the Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)    If the Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Agent or, as the case may be, the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds.

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29.5   PARTIAL PAYMENTS

(a)    If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Parent or an Obligor under the
       Finance Documents, the Agent shall apply that payment towards the obligations of the Parent or that Obligor under the Finance Documents in the following order:

       (i)    first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent or the Arranger under the Finance Documents;

       (ii)   secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

       (iii)  thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

       (iv)   fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)    The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)    Paragraphs (a) and (b) above will override any appropriation made by the
       Parent or an Obligor.

29.6   NO SET-OFF BY THE PARENT OR OBLIGORS

       All payments to be made by the Parent or an Obligor under the Finance
       Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7   BUSINESS DAYS

(a)    Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)    During any extension of the due date for payment of any principal or
       Unpaid Sum under this Agreement interest is payable on the principal or
       Unpaid Sum at the rate payable on the original due date.

29.8   CURRENCY OF ACCOUNT

(a)    Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from the Parent or an Obligor under any Finance Document.

(b)    A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)    Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)    Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)    Any amount expressed to be payable in a currency other than the Base
       Currency shall be paid in that other currency.

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29.9   CHANGE OF CURRENCY

(a)    Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

       (i)    any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

       (ii)   any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting
              reasonably).

(b)    If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the
       Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant
       Interbank Market and otherwise to reflect the change in currency.

29.10  PAYMENTS TO THE SECURITY AGENT

       Notwithstanding any other provision of any Finance Document, at any time after any Security created by or pursuant to any Security Document becomes enforceable, the Security Agent may require:

       (a)    the Parent or any Obligor to pay all sums due under any Finance
              Document; or

       (b)    the Agent to pay all sums received or recovered from the Parent or an Obligor under any Finance Document,

       in each case as the Security Agent may direct for application in accordance with the terms of the Security Documents.

30.    SET-OFF

       A Secured Party may set off any matured obligation due from the Parent or an Obligor under the Finance Documents (to the extent beneficially owned by that Secured Party) against any matured obligation owed by that
       Secured Party to the Parent or that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Secured Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.    NOTICES

31.1   COMMUNICATIONS IN WRITING

       Any communication to be made under or in connection with the Finance
       Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2   ADDRESSES

       The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

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       (a)    in the case of the Company, the Original Borrower or the Parent, that identified with its name below;

       (b)    in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

       (c)    in the case of the Agent and the Security Agent, that identified with its name below,

       or any substitute address, fax number or department or officer as the
       Party may notify to the Agent (or the Agent may notify to the other
       Parties, if a change is made by the Agent) by not less than five Business
       Days' notice.

31.3   DELIVERY

(a)    Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

       (i)    if by way of fax, when received in legible form; or

       (ii)   if by way of letter, when it has been left at the relevant address or 10 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

       and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)    Any communication or document to be made or delivered to the Agent or the
       Security Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)    All notices from or to the Parent or an Obligor shall be sent through the
       Agent.

(d)    Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to the Parent and each of the Obligors.

31.4   NOTIFICATION OF ADDRESS AND FAX NUMBER

       Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other
       Parties.

31.5   ELECTRONIC COMMUNICATION

(a)    Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

       (i)    agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

       (ii)   notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

       (iii)  notify each other of any change to their address or any other such information supplied by them.

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(b)    Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

31.6   ENGLISH LANGUAGE

(a)    Any notice given under or in connection with any Finance Document must be in English.

(b)    All other documents provided under or in connection with any Finance
       Document must be:

       (i)    in English; or

       (ii)   if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.    CALCULATIONS AND CERTIFICATES

32.1   ACCOUNTS

       In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Secured Party are prima facie evidence of the matters to which they relate.

32.2   CERTIFICATES AND DETERMINATIONS

       Any certification or determination by a Secured Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3   DAY COUNT CONVENTION

       Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.    PARTIAL INVALIDITY

       If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.    REMEDIES AND WAIVERS

       No failure to exercise, nor any delay in exercising, on the part of any
       Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this
       Agreement are cumulative and not exclusive of any rights or remedies provided by law.

                                       81

35.    AMENDMENTS AND WAIVERS

35.1   REQUIRED CONSENTS

(a)    Subject to Clause 35.2 (Exceptions) any term of the Finance Documents
       (other than the Ancillary Documents) may be amended or waived only with the consent of the Majority Lenders, the Parent and the Obligors and any
       such amendment or waiver will be binding on all Parties.

(b)    The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

35.2   EXCEPTIONS

(a)    An amendment or waiver that has the effect of changing or which relates to:

       (i)    the definition of "Majority Lenders" in Clause 1.1 (Definitions);

       (ii)   an extension to the date of payment of any amount under the
              Finance Documents;

       (iii)  a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

       (iv)   an increase in or an extension of any Commitment;

       (v)    a change to Clause 25 (Changes to the Obligors);

       (vi)   any provision which expressly requires the consent of all the
              Lenders;

       (vii)  Clause 2.2 (Secured Parties' rights and obligations), Clause 24
              (Changes to the Lenders), Clause 28 (Sharing among the Secured
              Parties) or this Clause 35; or

       (viii) the release of any Security created pursuant to any Security
              Document or of any Charged Assets (except as provided in any
              Security Document),

              shall not be made without the prior consent of all the Lenders.

(b)    An amendment or waiver which relates to the rights or obligations of the
       Agent, the Security Agent or the Arranger may not be effected without the consent of the Agent, the Security Agent or, as the case may be the
       Arranger.

36.    COUNTERPARTS

       Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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                                   SECTION 12

                          GOVERNING LAW AND ENFORCEMENT

37.    GOVERNING LAW

       This Agreement is governed by English law.

38.    ENFORCEMENT

38.1   JURISDICTION

(a)    The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a
       "DISPUTE").

(b)    The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)    This Clause 38.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

38.2   SERVICE OF PROCESS

(a)    Without prejudice to any other mode of service allowed under any relevant law, the Parent and each Obligor (other than an Obligor incorporated in
       England and Wales):

       (i)    irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

       (ii)   agrees that failure by a process agent to notify the Parent or the relevant Obligor of the process will not invalidate the
              proceedings concerned.

(b)    The Company accepts the appointment as agent for service of process as set out in this Clause 38.2.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS
AGREEMENT.

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                                   SCHEDULE 1

                              THE ORIGINAL PARTIES

                                     PART I

                             THE ORIGINAL GUARANTORS

NAME OF ORIGINAL GUARANTOR                   REGISTRATION NUMBER (OR EQUIVALENT,
                                             IF ANY)

ALLIED HEALTHCARE HOLDINGS LIMITED           03370146

ALLIED HEALTHCARE (UK) LIMITED               1689856

ALLIED OXYCARE LIMITED                       2230411

BALFOR MEDICAL LIMITED                       3408741

CRYSTALGLEN LIMITED (T/A NURSES DIRECT)      2753961

MEDIGAS LIMITED                              1143289

NIGHTINGALE NURSING BUREAU LIMITED           2158123

OMNICARE LIMITED                             3073148

STAFFING ENTERPRISE LIMITED                  2149723

                                       84

                                    PART II

              THE ORIGINAL LENDERS - OTHER THAN UK NON-BANK LENDERS

NAME OF ORIGINAL LENDER         FACILITY A COMMITMENT     FACILITY B COMMITMENT

                                 (POUND)                    (POUND)
BARCLAYS BANK PLC               15,000,000                10,000,000
LLOYDS TSB BANK plc             15,000,000                10,000,000
                                ------------------------------------------------
                         TOTAL  30,000,000                20,000,000

                                       85

                                    PART III

                   THE ORIGINAL LENDERS - UK NON-BANK LENDERS

NAME OF ORIGINAL LENDER       FACILITY A COMMITMENT        FACILITY B COMMITMENT

                              (POUND)                      (POUND)

                                       86

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                     PART I

                   CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.     PARENT AND ORIGINAL OBLIGORS

(a)    A copy of the constitutional documents of the Parent and each Original
       Obligor.

(b)    A copy of a resolution of the board of directors of the Parent and each
       Original Obligor:

      (i)   approving the terms of, and the transactions contemplated by, the
            Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

      (ii)  authorising a specified person or persons to execute the Finance
            Documents to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)    A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)    A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than the Company), approving the terms of, and the transactions contemplated by, the Finance Documents to which the
       Original Guarantor is a party.

(e)    A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on the
       Parent or any Original Obligor to be exceeded.

(f)    A certificate of an authorised signatory of the Parent and the relevant
       Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.     SECURITY

      Confirmation from the Security Agent that it has received a copy of each
      Security Document, duly executed by the Parties to it.

3.     LEGAL OPINIONS

      (a)   A legal opinion of Linklaters, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the
            Original Lenders prior to signing this Agreement.

                                       87

      (b)   A legal opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione,
            P.C., legal advisers to the Arranger and the Agent in New York, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.     OTHER DOCUMENTS AND EVIDENCE

(a)    A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)    The Original Financial Statements of the Parent and the Company.

(c)    A copy of the latest audited accounts of the Group.

(d)    Evidence that the fees, costs and expenses then due from the Original
       Borrower pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses)
       have been paid or will be paid by the first Utilisation Date.

(e)    Evidence that the Existing Facilities have been (or will by the first
       Utilisation Date be) irrevocably cancelled and repaid in full and that all security granted in connection with the Existing Facilities has been or will be discharged and released by the first Utilisation Date.

(f)    A certificate from the Company attaching evidence of receipt by the
       Borrower, in the form of a bank statement dated not more than three
       Business Days before the date of this Agreement, of the entire proceeds of a loan from the Parent of not less than US$55,500,000, that loan to be subordinated in full to the Facilities in accordance with the
       Subordination Deed.

(g)    A Funds Flow Statement in a form agreed to by the Agent detailing the proposed movement of funds on the date of this Agreement.

(h)    If the Original Obligor is incorporated in England and Wales, evidence of compliance with the procedures set out in Sections 155-158 of the
       Companies Act 1985 for permitting the financial assistance constituted by this Agreement and/or under the other Finance Documents, including:

      (i)   certified copies of the relevant directors' statutory declarations and auditors' reports;

      (ii)  certified copies of the up-to-date register of directors;

      (iii) a letter from the auditors addressed to the Finance Parties for the purpose of Section 155(2) of the Companies Act 1985; and

      (iv)  confirmation that the relevant directors' statutory declarations have been/will be filed at Companies House.

(i)    Confirmation from the Agent that it has received a copy of the
       Subordination Deed, duly executed by the Parties to it.

                                       88

                                    PART II

                       CONDITIONS PRECEDENT REQUIRED TO BE

                       DELIVERED BY AN ADDITIONAL OBLIGOR

1.     An Accession Letter, duly executed by the Additional Obligor and the
       Company.

2.     A copy of the constitutional documents of the Additional Obligor.

3.     A copy of a resolution of the board of directors of the Additional
       Obligor:

      (a)   approving the terms of, and the transactions contemplated by, the
            Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

      (b)   authorising a specified person or persons to execute the Accession
            Letter on its behalf; and

      (c)   authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or
            Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.     A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.     If the Additional Guarantor is incorporated in England and Wales, or if so required by the Agent, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.     A certificate of the Additional Obligor (signed by a director) confirming that the borrowing guaranteeing, as appropriate, the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.

7.     A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.     A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the
       Accession Letter or for the validity and enforceability of any Finance
       Document.

9.     If available, the latest audited financial statements of the Additional
       Obligor.

10.    A legal opinion of Linklaters, legal advisers to the Arranger and the
       Agent in England.

11.    If the Additional Obligor is incorporated in a jurisdiction other than
       England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

                                       89

12.    If the Additional Obligor is incorporated in England and Wales, evidence of compliance with the procedures set out in Sections 155-158 of the
       Companies Act 1985 for permitting the financial assistance constituted by this Agreement and/or under the other Finance Documents, including:

      (a)   certified copies of the relevant directors' statutory declarations and auditors' reports;

      (b)   certified copies of the up-to-date register of directors;

      (c)   a letter from the auditors addressed to the Finance Parties for the purpose of Section 155(2) of the Companies Act 1985;

      (d)   confirmation that the relevant directors' statutory declarations have been filed at Companies House; and

      (e)   if the Additional Obligor is a public limited company, a certificate of re-registration as a private limited company from the Registrar at Companies House.]

13.    If the Additional Obligor is incorporated in a jurisdiction other than
       England and Wales, evidence of compliance with any similar or equivalent procedure for permitting financial assistance.

14.    If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 38.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

15.    A supplemental Debenture, duly executed by the Additional Obligor together with such other documents relating to the security granted pursuant to that supplemental Debenture as the Security Agent may require.

                                       90

                                   SCHEDULE 3

                                    REQUESTS

                               UTILISATION REQUEST

From:       Allied Healthcare Holdings Limited

To:         Barclays Bank PLC

Dated:

Dear Sirs

     ALLIED HEALTHCARE GROUP LIMITED - (POUND)50,000,000 FACILITY AGREEMENT
                           DATED [____________] (THE "AGREEMENT")

1.     We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.     We wish to borrow a Loan on the following terms:

       Proposed Utilisation Date:     [___________________]  or, if that is not
                                       a Business Day, the next Business Day)

       Facility to be utilised:       [Facility A]/[Facility B]*

       Currency of Loan:              [___________________]

       Amount:                        [___________________] or, if less, the
                                       Available Facility

       Interest Period:               [___________________]

3.     We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation
       Request.

4.     The proceeds of this Loan should be credited to [account].

5.     This Utilisation Request is irrevocable.

                                Yours faithfully

                     .......................................

                            authorised signatory for

                       Allied Healthcare Holdings Limited

--------
* Delete as appropriate

                                       91

                                    PART II

                                SELECTION NOTICE

                         APPLICABLE TO A FACILITY A LOAN

From:       Allied Healthcare Holdings Limited

To:         Barclays Bank PLC

Dated:

Dear Sirs

     ALLIED HEALTHCARE GROUP LIMITED - (POUND)50,000,000 FACILITY AGREEMENT
                    DATED [________________] THE "AGREEMENT")

1.     We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.     We refer to the following Facility A Loan in identify currency with an
       Interest Period ending on [___________________]].*

3.     We request that the above Facility A Loan be divided into [____________]
       Facility A Loans with the following Base Currency Amounts and Interest
       Periods:**

           or

       We request that the next Interest Period for the above Facility A Loan[s]
       is [___________________].***

4.     We request that the above Facility A Loan[s] [is][are] [denominated in the same currency for the next Interest Period]/[denominated in the following currencies: [ ]]. As this results in a change of currency we confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account].

5.     This Selection Notice is irrevocable.

                                Yours faithfully

                     .......................................

                            authorised signatory for

                       Allied Healthcare Holdings Limited

--------------------------------------------------------------------------------
*   Insert details of all Facility A Loans in the same currency which have an
    Interest Period ending on the same date.

**  Use this option if division of Loans is requested.

*** Use this option if sub-division is not required.

                                       92

                                   SCHEDULE 4

                             MANDATORY COST FORMULAE

1.     The Mandatory Cost is an addition to the interest rate to compensate
       Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b)
       the requirements of the European Central Bank.

2.     On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the
       "ADDITIONAL COST RATE") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the
       Agent as a weighted average of the Lenders' Additional Cost Rates
       (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.     The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that
       Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost
       (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.     The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

      (a)   in relation to a sterling Loan:

                       AB+C(B-D)+Ex0.01
                       ---------------- per cent. per annum
                           100-(A+C)

      (b)   in relation to a Loan in any currency other than sterling:

                              Ex0.01
                              ------ per cent. per annum.

       Where:

       A     is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

       B     is the percentage rate of interest (excluding the Margin and the
             Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.3 (Default interest)) payable for the relevant Interest Period on the Loan.

       C     is the percentage (if any) of Eligible Liabilities which that
             Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

       D     is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

                                       93

       E     is designed to compensate Lenders for amounts payable under the
             Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per
             (pound)1,000,000.

5.     For the purposes of this Schedule:

(a)    "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)    "FEES RULES" means the rules on periodic fees contained in the FSA
       Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)    "FEE TARIFFS" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)    "TARIFF BASE" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.     In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting
       D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.     If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the
       Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee
       Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that
       Reference Bank.

8.     Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

       (a)   the jurisdiction of its Facility Office; and

       (b)   any other information that the Agent may reasonably require for such purpose.

       Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.     The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a
       Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash

                                       94

       ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.    The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any
       Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.    The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost
       Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.    Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.    The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the
       Bank of England, the Financial Services Authority or the European Central
       Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                       95

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE

To:    Barclays Bank PLC as Agent

From:  [___________________] (the "Existing Lender") and [___________________]
       (the "New Lender")

Dated:

     ALLIED HEALTHCARE GROUP LIMITED - (POUND)50,000,000 FACILITY AGREEMENT
                     DATED [____________] (THE "AGREEMENT")

1.     We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.     We refer to Clause 24.5 (Procedure for transfer):

       (a)   The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the
             Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

       (b)   The proposed Transfer Date is [___________________].

       (c)   The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2
             (Addresses) are set out in the Schedule.

3.     The New Lender expressly acknowledges the limitations on the Existing
       Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

4.     [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance
       Document is either:

       (a)   a company resident in the United Kingdom for United Kingdom tax purposes; ]

       (b)   [a partnership each member of which is:

             (i) a company so resident in the United Kingdom; or

             (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent
                establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the
                Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and
                115 of the Taxes Act; or]

             (iii) [a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company.
                ]*

5.     This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

                                       96

6.     This Transfer Certificate is governed by English law.

--------------------------------------------------------------------------------
*    Include if the New Lender comes within paragraph (ii) of the definition of
     Qualifying Lender in Clause 13.1 (Definitions).

                                       97

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [insert relevant details]

         [Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]                                           [New Lender ]

By:                                                         By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [___________________].

Barclays Bank PLC

By:

                                       98

                                   SCHEDULE 6

                            FORM OF ACCESSION LETTER

To:         Barclays Bank PLC as Agent

From:       [Subsidiary] and Allied Healthcare Group Limited

Dated:

Dear Sirs

     ALLIED HEALTHCARE GROUP LIMITED - (POUND)50,000,000 FACILITY AGREEMENT
                    DATED [______________] (THE "AGREEMENT")

1.     We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.     [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional
       [Borrower]/[Guarantor] pursuant to [Clause 25.2 (Additional
       Borrowers)]/[Clause 25.4 (Guarantors)] of the Agreement. [Subsidiary] is
       a company duly incorporated under the laws of [name of relevant jurisdiction].

3.     [Subsidiary's] administrative details are as follows:

       Address:

       Fax No:

       Attention:

4.     This Accession Letter is governed by English law.

5.     [This Guarantor Accession Letter is entered into by deed.]

       Allied Healthcare Group Limited      [Subsidiary]

                                       99

                                   SCHEDULE 7

                           SECURITY AGENCY PROVISIONS

1.     DEFINITIONS

       In this Schedule:

       "SECURITY PROPERTY" means all right, title and interest in, to and under any Security Document, including:

       (a)   the Charged Assets;

       (b)   the benefit of the undertakings in any Security Document; and

       (c)   all sums received or recovered by the Security Agent pursuant to any Security Document and any assets representing the same.

2.     DECLARATION OF TRUST

       The Security Agent and each other Secured Party agree that the Security
       Agent shall hold the Security Property in trust for the benefit of the
       Secured Parties on the terms of the Finance Documents.

3.     DEFECTS IN SECURITY

       The Security Agent shall not be liable for any failure or omission to perfect, or defect in perfecting, the Security created pursuant to any
       Security Document, including:

       (a)   failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Security
             Document; or

       (b)   failure to effect or procure registration of or otherwise protect or perfect any of the Security created by the Security Documents under any laws in any territory.

4.     NO ENQUIRY

       The Security Agent may accept without enquiry, requisition, objection or investigation such title as the Parent or any Obligor may have to any
       Charged Assets.

5.     RETENTION OF DOCUMENTS

       The Security Agent may hold title deeds and other documents relating to any of the Charged Assets in such manner as it sees fit (including allowing the Parent or any Obligor to retain them).

6.     INDEMNITY OUT OF SECURITY PROPERTY

       The Security Agent and every receiver, delegate, attorney, agent or other similar person appointed under any Security Document may indemnify itself out of the Security Property against any cost, loss or liability incurred by it in that capacity (otherwise than by reason of its own gross negligence or wilful misconduct).

                                      100

7.     BASIS OF DISTRIBUTION

       To enable it to make any distribution, the Security Agent may fix a date as at which the amount of the Liabilities is to be calculated and may require, and rely on, a certificate from any Secured Party giving details of:

       (a)   any sums due or owing to any Secured Party as at that date; and

       (b)   such other matters as it thinks fit.

8.     RIGHTS OF SECURITY AGENT

       The Security Agent shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration.

9.     NO DUTY TO COLLECT PAYMENTS

       The Security Agent shall not have any duty:

       (a)   to ensure that any payment or other financial benefit in respect of any of the Charged Assets is duly and punctually paid, received or collected; or

       (b)   to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the
             Charged Assets.

10.    PERPETUITY PERIOD

       The perpetuity period for the trusts created by the Finance Documents shall be 80 years from the date of this Agreement.

11.    APPROPRIATION

(a)    Each Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Security Agent in or towards payment of any particular part of the Liabilities and agrees that the Security Agent shall have the exclusive right to do so.

(b)    Paragraph (a) above will override any application made or purported to be made by any other person.

12.    INVESTMENTS

       All money received or held by the Security Agent under the Finance
       Documents may, in the name of, or under the control of, the Security
       Agent:

       (a)   be invested in any investment it may select; or

       (b)   be deposited at such bank or institution (including itself, any other Secured Party or any Affiliate of any Secured Party) as it
             thinks fit.

13.    SUSPENSE ACCOUNT

       Subject to paragraph 14 below the Security Agent may:

                                      101

       (a)   hold in an interest bearing suspense account any money received by it from the Parent or any Obligor; and

       (b)   invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 12 above.

14.    TIMING OF DISTRIBUTIONS

       Distributions by the Security Agent shall be made as and when determined by it.

15.    DELEGATION

(a)    The Security Agent may:

       (a)   employ and pay an agent selected by it to transact or conduct any business and to do all acts required to be done by it (including the receipt and payment of money);

       (b)   delegate to any person on any terms (including power to
             sub-delegate) all or any of its functions; and

       (c)   with the prior consent of the Majority Lenders, appoint, on such terms as it may determine, or remove, any person to act either as separate or joint security agent with those rights and obligations vested in the Security Agent by this Agreement or any Security
             Document.

(b)    The Security Agent will not be:

       (i)   responsible to anyone for any misconduct or omission by any agent, delegate or security agent appointed by it pursuant to paragraph
             (a) above; or

       (ii)  bound to supervise the proceedings or acts of any such agent, delegate or security agent,

       provided that it exercises reasonable care in selecting that agent, delegate or security agent.

16.    UNWINDING

       Any appropriation or distribution which later transpires to have been or is agreed by the Security Agent to have been invalid or which has to be refunded shall be refunded and shall be deemed never to have been made.

17.    LENDERS

       The Security Agent shall be entitled to assume that each Lender is a
       Lender unless notified by the Agent to the contrary.

                                      102

                                   SCHEDULE 8

                         FORM OF COMPLIANCE CERTIFICATE

To:    Barclays Bank PLC as Agent

From:  Allied Healthcare Group Limited

Dated:

Dear Sirs

     ALLIED HEALTHCARE GROUP LIMITED - (POUND)50,000,000 FACILITY AGREEMENT
                  dated [___________________] (the "Agreement")

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

1.     [We confirm that no Default is continuing.]*

2.     We confirm that:

       (a)   as at [___________________] Net Worth was [___________________]

       (b)   the ratio of Net Borrowings to EBITDA for [that Relevant
             Period][the Relevant Period ended on [___________________]] was
             [___________________] to 1

       (c)   the ratio of EBIT to Interest Expense for [that Relevant
             Period][the Relevant Period ended on [___________________]] was
             [___________________] to 1

3.     We confirm that the Material Subsidiaries for the Relevant Period ending on [___________________]] were [___________________]

4.     Attached to this Compliance Certificate are the computations to justify compliance with Clause 21 (Financial covenants) and the named Material
       Subsidiaries.

Signed:.................................      Signed:...........................

Finance Director of                           Director of
Allied Healthcare Group Limited               Allied Healthcare Group Limited

*insert applicable certification language

We have reviewed the Facility Agreement and audited consolidated financial statements of Allied Healthcare Group Limited for the year ended [____________].

----------
*    If this statement cannot be made, the certificate should identify any
     Default that is continuing and the steps, if any, being taken to remedy it.

                                      103

On the basis of that review and audit, nothing has come to our attention which would require any modification to the confirmations in paragraph 3 of the above
Compliance Certificate [or which we know to be a continuing Default].

...............................

for and on behalf of

name of auditors of Allied Healthcare Group Limited

                                      104

                                   SCHEDULE 9

                                EXISTING SECURITY

NAME OF MEMBER OF GROUP              SECURITY                                                     TOTAL PRINCIPAL AMOUNT OF
                                                                                                  INDEBTEDNESS SECURED

Allied Healthcare (UK) Limited       Charge created on 4 December 2002 pursuant to a rent        (pound)2,500
                                     deposit deed over all the interest held in a deposit
                                     held by Bridgestart Properties Ltd

Allied Healthcare (UK) Limited       Charge created on 17 June 2003 pursuant to a rent           (pound)5,229
                                     deposit deed over all the interest held in a deposit
                                     held by Bridgestart Properties Ltd

Allied Healthcare (UK) Limited       Charge created on 17 June 2003 pursuant to a rent           (pound)12,587
                                     deposit deed over all the interest held in a deposit
                                     held by Bridgestart Properties Ltd

Balfor Medical Limited               Charge created on 15 December 1999 pursuant to a             All monies due or to become due
                                     rent deposit deed over all the interest held in a            under the rent deposit deed
                                     deposit held by Sir Euan Hamilton Anstruther-Gough
                                     Calthorpe

                                      105

                                  SCHEDULE 10

                                   TIMETABLES

"D - " refers to the number of Business Days before the relevant Utilisation
Date/the first day of the relevant Interest Period.

                                                  LOANS IN EURO            LOANS IN STERLING         LOANS IN OTHER CURRENCIES

Request for approval as an Optional               Not Applicable            Not Applicable                       D - 5
Currency, if required (Clause 4.3                                                                             10:00 a.m.
(Conditions relating to Optional
Currencies))

Agent notifies the Lenders of the request         Not Applicable            Not Applicable                       D - 5
(Clause 4.3 (Conditions relating to                                                                            3:00 p.m.
Optional Currencies))

Responses by Lenders to the request               Not Applicable            Not Applicable                       D - 4
(Clause 4.3 (Conditions relating to                                                                            1:00 p.m.
Optional Currencies))

Agent notifies the Company if a currency          Not Applicable            Not Applicable                       D - 4
is approved as an Optional Currency in                                                                         5:00 p.m.
accordance with Clause 4.3 (Conditions
relating to Optional Currencies)

Delivery of a duly completed Utilisation               D - 3                      D                              D - 3
Request (Clause 5.1 (Delivery of a                   9.30 a.m.                9.30 a.m.                        9.30 a.m.
Utilisation Request)) or a Selection
Notice (Clause 10.1 (Selection of
Interest Periods))

Agent determines (in relation to a                     D - 3                      D                              D - 3
Utilisation) the Base Currency Amount of            11:00 a.m.                 9:30a.m.                       11:00 a.m.
the Loan, if required under Clause 5.4
(Lenders' participation) and notifies the
Lenders of the Loan in accordance with
Clause 5.4 (Lenders' participation)

Agent determines amount of the Facility A              D - 3                      D                              D - 3
Loan in Optional Currency in accordance             11:00 a.m.                11:00 a.m.                      11:00 a.m.
with Clause 6.3 (Change of currency)

Agent determines amount of the Facility A              D - 3                      D                              D - 3
Loan in Optional Currency in                        11:00 a.m.                11:00 a.m.                      11:00 a.m.

                                       106

accordance with Clause 6.4(a) (Same
Optional Currency during successive
Interest Periods)

LIBOR or EURIBOR is fixed                          Quotation Day as        Quotation Day as               Quotation Day as
                                                    of 11:00 a.m.            of 11:00 a.m.                  of 11:00 a.m.
                                                   (Brussels time)

Agent receives a notification from a                Quotation Day            Quotation Day                  Quotation Day
Lender under Clause 6.2 (Unavailability               3:00 p.m.                3:00 p.m.                      3:00 p.m.
of a currency)

Agent gives notice in accordance with               Quotation Day            Quotation Day                  Quotation Day
Clause 6.2 (Unavailability of a currency)             5:00 p.m.                5:00 p.m.                      5:00 p.m.

                                       107

                                  SCHEDULE 11

                              MATERIAL SUBSIDIARIES

NAME OF MATERIAL SUBSIDIARY                             REGISTRATION NUMBER (OR EQUIVALENT, IF ANY)

ALLIED HEALTHCARE HOLDINGS LIMITED                      03370146

ALLIED HEALTHCARE (UK) LIMITED                          1689856

ALLIED OXYCARE LIMITED                                  2230411

BALFOR MEDICAL LIMITED                                  3408741

CRYSTALGLEN LIMITED (T/A NURSES DIRECT)                 2753961

MEDIGAS LIMITED                                         1143289

NIGHTINGALE NURSING BUREAU LIMITED                      2158123

OMNICARE LIMITED                                        3073148

STAFFING ENTERPRISE LIMITED                             2149723

                                      108

                                  SCHEDULE 12

                    PERMITTED LOANS AND PERMITTED GUARANTEES

NONE

                                      109

                                  SCHEDULE 13

                           FORM OF RESIGNATION NOTICE

To:    Barclays Bank PLC as Agent

From:  [resigning Obligor/the Parent] and Allied Healthcare Group Limited

Dated:

Dear Sirs

     ALLIED HEALTHCARE GROUP LIMITED - (POUND)50,000,000 FACILITY AGREEMENT
                   DATED [________________] (THE "AGREEMENT")

1.     We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.     Pursuant to [Clause 25.3 (Resignation of a Borrower)]/[Clause 25.5
       (Resignation of a Guarantor)], we request that [resigning Obligor/the
       Parent] be released from its obligations as a
       [Borrower]/[Guarantor]/[guarantor] under the Agreement.

3.     We confirm that no Default is continuing or would result from the acceptance of this request/

4.     This Resignation Letter is governed by English law.

       [Company]                                        [Subsidiary/the Parent]

       By:                                              By:

                                      110

THE COMPANY

Allied Healthcare Group Limited

Address:       Stone Business Park
               Brooms Road
               Stone
               Staffordshire ST15 0TL

Fax:           + 44 17 8581 9031

Attention:     Charles Murphy

By:                                                           /s/ SARAH EAMES

THE PARENT

Allied Healthcare International, Inc.

Address:       Stone Business Park
               Brooms Road
               Stone
               Staffordshire ST15 0TL

Fax:           + 44 17 8581 9031

Attention:     Charles Murphy

By:                                                           /s/ CHARLES MURPHY

THE ORIGINAL BORROWER

Allied Healthcare Holdings Limited

Address:       Stone Business Park
               Brooms Road
               Stone
               Staffordshire ST15 0TL

Fax:           + 44 17 8581 9031

Attention:     Charles Murphy

By:                                                           /s/ SARAH EAMES

                                      111

THE ORIGINAL GUARANTORS

Allied Healthcare Group Limited

By:                                                           /s/ SARAH EAMES

Allied Healthcare Holdings Limited

By:                                                           /s/ SARAH EAMES

Allied Healthcare (UK) Limited

By:                                                           /s/ CHARLES MURPHY

Allied Oxycare Limited

By:                                                           /s/ CHARLES MURPHY

Balfor Medical Limited

By:                                                           /s/ CHARLES MURPHY

Crystalglen Limited

By:                                                           /s/ CHARLES MURPHY

Medigas Limited

By:                                                           /s/ CHARLES MURPHY

Nightingale Nursing Bureau Limited

By:                                                           /s/ CHARLES MURPHY

Omnicare Limited

By:                                                           /s/ CHARLES MURPHY

Staffing Enterprise Limited

By:                                                           /s/ CHARLES MURPHY

                                      112

THE ARRANGER

Barclays Capital

By:                                                           /s/ MICHAEL JOYNER

Lloyds TSB Bank plc

By:                                                           /s/ DAVID CLEARY

THE ORIGINAL LENDERS

Barclays Bank PLC

By:                                                           /s/ MICHAEL JOYNER

Lloyds TSB Bank plc

By:                                                           /s/ DAVID CLEARY

ANCILLARY LENDERS

Barclays Bank PLC

By:                                                           /s/ MICHAEL JOYNER

Lloyds TSB Bank plc

By:                                                           /s/ DAVID CLEARY

THE AGENT

Barclays Bank PLC

Address:       5 The North Colonnade
               Canary Wharf
               London E14 4BB

Fax:           +44 20 7773 4893

Attention:     Global Loans Agency: Frank Rogers

By:                                                           /s/ MICHAEL JOYNER

                                      113

THE SECURITY AGENT

Barclays Bank PLC

Address:       5 The North Colonnade
               Canary Wharf
               London E14 4BB

Fax:           +44 20 7773 4893

Attention:     Global Loans Agency: Frank Rogers

By:                                                           /s/ MICHAEL JOYNER